UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Magnetek, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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N49 W13650 Campbell Drive

Menomonee Falls, Wisconsin  53051

September 20, 2010

Dear Stockholder:

It is our pleasure to invite you to the 2010 Annual Meeting of Stockholders of Magnetek, Inc., which will be held on Wednesday, November 10, 2010 at 10:00 a.m. Central Standard Time. During the meeting, we will discuss the items of business described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. There will also be a report on Magnetek’s business operations and an opportunity to ask questions. A representative of Ernst & Young LLP, Magnetek’s independent registered public accounting firm for fiscal year 2010, will also be present and will be available to respond to questions that may be directed to them and have the opportunity to make a statement if they so desire.

We hope you can personally attend the meeting and vote your shares. If you are unable to do so, it is still important that your shares be represented and we urge you to promptly sign, date and return the enclosed Proxy Card, or to vote by telephone or by the Internet by following the instructions on the enclosed Proxy Card. Your vote, regardless of the number of shares you own, is important. If you are unable to attend the meeting, we hope you will listen to it live over the Internet by accessing the “Investor Relations” page of our web site, www.magnetek.com. Slides used at the meeting and audio of the report of operations will be maintained on our web site as long as its content remains timely.

Due to changes in regulations, if your shares are held in the name of a bank or broker and you do not instruct them to vote in the election of directors, no votes will be cast on your behalf. For your vote to be counted, you will need to communicate your voting decisions to your bank, broker or other financial institution before the date of the Annual Meeting. Please be sure that you vote.

Sincerely,

Mitchell I. Quain
Chairman of the Board of Directors

Peter M. McCormick
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time:	Wednesday, November 10, 2010, 10:00 a.m. Central Standard Time
Place:	Magnetek Corporate Offices
N50 W13775 Overview Drive Menomonee Falls, Wisconsin 53051
Items of Business:	1) Election of the persons nominated herein to the Board of Directors;
2) Ratification of the appointment of Ernst & Young LLP as Magnetek’s independent registered public accounting firm for fiscal year 2011;
3) Approval of the Fourth Amended and Restated 1997 Non-Employee Director Stock Option Plan of Magnetek, Inc.; and
4) Transaction of other business that may properly come before the meeting.

Who Can Vote:
Anyone who held shares of common stock of Magnetek, Inc., at the close of business on September 13, 2010 (the “Record Date”). For ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for inspection in the offices of the Vice President, General Counsel and Corporate Secretary, N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051 during business hours each weekday. The list will also be available at the Annual Meeting.

Annual Report:
A copy of Magnetek’s Annual Report for the fiscal year ended June 27, 2010, including the report on Form 10-K, without exhibits, is enclosed with this Notice of Annual Meeting and Proxy Statement. The Annual Report on Form 10-K, with exhibits, which has been filed with the Securities and Exchange Commission, can be accessed through direct links to the SEC filings on the Magnetek web site at www.magnetek.com in the “Investor Relations” section. Upon request, Magnetek will, without charge, send its stockholders an additional copy of the Annual Report on Form 10-K (with financial statements and related schedules) for fiscal 2010. The request must be directed to the attention of the Corporate Secretary of Magnetek, Inc., N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051.

Method of Voting:	Your vote is important and may be cast in any of the following ways:
1)Mark, sign, date and return the enclosed Proxy Card in the postage-paid envelope (no additional postage is necessary if mailed in the United States);
2)Vote in person at the Annual Meeting;
3)Vote by telephone by following the instructions on the Proxy Card; or
4)Vote via the Internet by following the instructions on the Proxy Card.

MAGNETEK, INC.

2010 ANNUAL MEETING

PROXY STATEMENT

PROXY STATEMENT

Magnetek, Inc.’s Board of Directors solicits the enclosed Proxy to give all of the stockholders of record of Magnetek, Inc. (referred to herein as “Magnetek” or the “Company”) an opportunity to vote on the matters set forth in the preceding Notice of Annual Meeting of Stockholders. The Company’s Annual Stockholders’ Meeting (“Annual Meeting”) will be held on Wednesday, November 10, 2010, at 10:00 a.m. Central Standard Time, at Magnetek’s Corporate Offices, N50 W13775 Overview Drive, Menomonee Falls, Wisconsin 53051. This Proxy Statement and the accompanying Proxy Card were first mailed to stockholders on or about September 20, 2010.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on November 10, 2010. The Notice of Annual Meeting of Stockholders, Proxy Statement and 2010 Annual Report are available at www.magnetek.com in the “Investor Relations” section under “Proxy Online.”

Voting Information

Who Can Vote: Voting rights are vested exclusively in holders of Magnetek, Inc.’s common stock, par value $.01, who held stock as of the close of business on September 13, 2010 (the “Record Date”). As of the close of business on the Record Date, there were 31,838,655 shares of common stock outstanding. Stockholders are entitled to one vote for each share of common stock held on any matter that properly comes before the stockholders at the Annual Meeting.

Ways to Vote: Stockholders may vote in person at the Annual Meeting, by Proxy, by telephone or via the Internet. To vote by Proxy, simply mark the enclosed Proxy Card, date and sign it and return it in the postage-paid envelope provided. Doing so authorizes the individuals named as Proxy Holders on the Proxy Card to vote your shares according to your instructions. Proxy Cards that are signed and returned without voting instructions will be voted by the Proxy Holders in favor of each proposal. The Proxy Holders will vote at their discretion on other matters that properly come before the stockholders at the Annual Meeting. You may also vote via telephone or the Internet by simply following the instructions on the enclosed Proxy Card. If you need directions to the Annual Meeting location, call the Company at (800) 288-8178.

Revocation of Proxy. At any time before the meeting, you may revoke your Proxy by (a) signing another Proxy Card with a later date and returning it prior to the meeting, (b) attending the meeting in person to cast your vote or (c) casting your vote via telephone or the Internet on a date later than the date on your Proxy Card.

Quorum and Counting of Votes. To establish a quorum necessary to conduct business at the Annual Meeting, a majority of the outstanding shares of common stock must be represented. Votes may be cast in favor of the proposals, may be withheld, or you may abstain from voting on a particular item, except with respect to the election of Directors. Votes withheld from the election of any Director will be excluded entirely from the vote and will have no effect on the election, except to the extent that failure to vote for an individual results in another individual receiving a larger number of votes. Directors are elected by a plurality of the votes cast and shares may not be voted cumulatively for the election of Directors. A majority of the votes cast is necessary to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2011 and for the approval of the Fourth Amended and Restated 1997 Non-Employee Director Stock Option Plan of Magnetek, Inc. Abstentions will be counted as present for purposes of establishing a quorum with respect to the item on which the abstention is noted and will have the effect of a negative vote.

Broker non-votes occur when shares are held in “street” form through a broker or similar market intermediary rather than in the stockholder’s own name. The broker or other intermediary is authorized to vote the shares on routine matters but may not vote on the election of Directors and on non-routine matters without the beneficial stockholder’s express authorization. Unlike past Annual Meetings, as a result of changes in regulations, your broker or other intermediary holder of your shares will not be permitted to vote your shares in the election of Directors unless you provide voting instructions. Broker non-votes are counted for purposes of determining the presence of a quorum for the election of Directors, but under Delaware law are not counted for purposes of determining the votes cast on any non-routine proposal.

Proposals. The following proposals will be submitted by the Company for a vote of the stockholders at this year’s Annual Meeting.

Proposal 1: Election of Directors. Each current member of the Board of Directors is recommended for re-election to the Board and has agreed to stand for re-election. If elected, each Director will serve a one-year term until the next Annual Meeting or until a successor is elected and qualified in the event that his or her services as a Director terminates prior to the next meeting of stockholders for some unforeseen reason. If unforeseen circumstances make it necessary for the Board of Directors to substitute another person in place of any of the below nominees, the Proxy Holders will vote shares cast in favor of that nominee for the substitute. Detailed information about each of the below-named nominees is provided in the section titled “Election of Board of Directors” on pages 4 and 5 of this Proxy Statement:

David A. Bloss, Sr.
Yon Y. Jorden
Mitchell I. Quain
David P. Reiland

The Board of Directors recommends a vote “FOR” each of the nominees.

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm. The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to serve as Magnetek’s independent registered public accounting firm for fiscal 2011. The Board has ratified the appointment. This proposal is submitted to the stockholders to verify their approval of this selection. If the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit Committee will reconsider its selection but reserves the right to uphold the appointment.

The Board of Directors recommends a vote “FOR” approval and ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal 2011.

Proposal 3: Approval of Fourth Amended and Restated 1997 Non-Employee Director Stock Option Plan of Magnetek, Inc. The Board of Directors adopted a fourth amendment and restatement of the Amended and Restated 1997 Non-Employee Director Stock Option Plan of Magnetek, Inc. (the “Restated 2010 Plan”) to eliminate the requirement for the initial and annual fixed grant to each non-employee Director of an option to purchase 7,500 shares of common stock and extend the term of the Restated 2010 Plan beyond September 30, 2010, subject to approval by the stockholders. Detailed information about the Restated 2010 Plan is provided in the section titled “Proposal No. 3” on pages 7 and 8 of this Proxy Statement.

The Board of Directors recommends a vote “FOR” approval of the adoption of the Restated 2010 Plan.

Stockholder Proposals. No proposals were timely submitted for inclusion in this Proxy Statement for the Annual Meeting or for consideration at the Annual Meeting. No untimely proposals were submitted as of the date of this Proxy Statement. Any proposal received prior to the Annual Meeting, when and if raised at the Annual Meeting, will be voted by the Proxy Holders in the manner deemed appropriate by the Board of Directors.

Other Matters. Magnetek does not know of any business other than that described in the Notice of Annual Meeting and this Proxy Statement that will be presented for consideration or action by the stockholders at the Annual Meeting; however, any such other business that properly comes before the Annual Meeting will be voted by the Proxy Holders in the manner deemed appropriate by the Board of Directors.

Submission of Stockholder Proposals for the 2011 Annual Meeting. Magnetek anticipates that next year’s Annual Stockholders’ Meeting will take place on November 9, 2011. Any stockholder satisfying the requirements of the Securities and Exchange Commission (“SEC”) and wishing to submit a proposal, including nomination of a director, to be included in the Proxy Statement for the 2011 Annual Stockholders’ Meeting should submit the proposal in writing to the Corporate Secretary of Magnetek, Inc. at:

Magnetek, Inc.
Attn: Vice President, General Counsel
  and Corporate Secretary
N49 W13650 Campbell Drive
Menomonee Falls, Wisconsin 53051

The proposal must be received on or before May 23, 2011, to be considered timely submitted for inclusion in the Proxy Statement for the 2011 Annual Stockholders’ Meeting and must include the information required by the Company’s Bylaws. Magnetek’s Proxy Holders reserve discretion to vote in the manner deemed appropriate by the Board of Directors with respect to timely filed proposals, provided that (1) Magnetek includes in its Proxy Statement for the 2011 Annual Stockholders’ Meeting advice on the nature of the proposal and how Magnetek intends to exercise its voting discretion and (2) the proponent of such proposal does not issue a separate Proxy Statement in respect of that proposal. Proposals, including nominations for election of a director, that are not timely submitted for inclusion in the Proxy Statement for the 2011 Annual Stockholders’ Meeting pursuant to the above paragraph, must be submitted in writing to the Corporate Secretary at the address in the above paragraph on or before July 13, 2011 to be timely for consideration at the 2011 Annual Stockholders’ meeting and must comply with the other requirements for stockholder proposals and director nominations set forth in the Company’s Bylaws and Corporate Governance Guidelines. The Company’s Corporate Governance Guidelines are published on its web site at www.magnetek.com in the “Investor Relations” section under “Corporate Governance.”

Costs of Solicitation. Magnetek will pay the cost of preparing, printing and mailing materials in connection with this solicitation of proxies. Magnetek has retained D.F. King & Co., Inc. to solicit proxies at a cost of approximately $9,000.00, plus reasonable out-of-pocket expenses. In addition to solicitation of proxies by use of the mail, D.F. King & Co., Inc. may, without additional compensation, solicit proxies personally, by telephone or by other appropriate means. Magnetek will request banks, brokerage firms and other custodians, nominees or fiduciaries holding shares of Magnetek’s common stock for others to send Proxy materials to, and to obtain Proxies from, their principals, and Magnetek will reimburse them for reasonable expenses incurred in doing so upon request.

Delivery of Proxy Materials to Households. Pursuant to the rules of the SEC, services that deliver the Company’s communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of the Company’s 2010 Annual Report and this Proxy Statement. Upon written or oral request, the Company will promptly deliver a separate copy of the Company’s 2010 Annual Report and/or this Proxy Statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders may notify the Company of their requests by calling or writing the Vice President, General Counsel and Corporate Secretary, at:

Magnetek, Inc.
Attn: Vice President, General Counsel
  and Corporate Secretary
N49 W13650 Campbell Drive
Menomonee Falls, Wisconsin 53051
Phone: (262) 703-4283

Stockholders currently receiving multiple copies of the Company’s Annual Report and Proxy Statement at a shared address and who wish to receive only a single copy in the future may direct their request to the same phone number and address indicated above.

PROPOSAL NO. 1
ELECTION OF BOARD OF DIRECTORS

At the recommendation of our Nominating and Corporate Governance Committee, the Board has nominated the four Director candidates named below for re-election to the Board. Personal information on each of our Director candidates is provided below. The Board has determined that the following nominees for Director are independent under the New York Stock Exchange (“NYSE”) listing standards and the independence standards set forth in the Company’s Corporate Governance Guidelines:  Messrs. Bloss and Quain and Ms. Jorden. Magnetek’s Corporate Governance Guidelines are published on its web site at www.magnetek.com in the “Investor Relations” section under “Corporate Governance,” and are available in print to any stockholder that requests a copy from the Vice President, General Counsel and Corporate Secretary at Magnetek, Inc., N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051. Mr. Reiland cannot be deemed independent at this time under the NYSE’s listing standards or the Company’s independence standards because he served as President and Chief Executive Officer until October 28, 2008, and was employed by the Company until January 15, 2009.

The Nominating and Corporate Governance Committee reviews and evaluates individual nominees for election to the Board taking into account the composition and skills of the entire Board and the requirements of the Company with the view of selecting qualified nominees whose experience and background add value to the Board combined with the desirability of having a Board that represents diverse views and experience. Consideration is given to a potential candidate and nominee’s ability to contribute to the diversity of the education, industry background, skill sets, professional affiliations, leadership roles, age, character and domestic and global experience of the Board in accordance with the Corporate Governance Guidelines. In addition to the unique qualifications and skills associated with our four Director candidates named below, the Nominating and Corporate Governance Committee believes that each nominee should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the stockholders.

All of our nominees currently serve as Directors. None of our Directors are currently employed by Magnetek. Each Director is elected for a one-year term, holding office until the next Annual Stockholders’ Meeting of the Company or until a successor is qualified and elected in the event that his or her services as a Director terminate prior to the next Annual Stockholders’ Meeting for some unforeseen reason. All of our nominee Directors have agreed to stand for re-election.

David A. Bloss, Sr. (60) Chairman, Compensation Committee; Member, Audit, Nominating and Corporate Governance and Retirement Plan Committees	David A. Bloss, Sr. has served on the Board since April 2008. He serves on the Audit, Nominating and Corporate Governance and Retirement Plan Committees and has served as Chairman of the Compensation Committee since September 3, 2009. Mr. Bloss retired as director and Chairman of the Board of CIRCOR International, Inc., a fluid control valve manufacturer, effective March 1, 2009. He retired as CIRCOR’s Chief Executive Officer in 2008, a position he held since 1999, when CIRCOR was spun off from Watts Industries, Inc. Prior to joining Watts, Mr. Bloss served as President of the superabrasives division of Norton Company and as Director of Corporate Planning and Development for Cooper Industries. He also held positions at Clark Equipment Company and Price Waterhouse & Co. Mr. Bloss’ career and experience as a CEO and President of manufacturing companies combined with extensive corporate planning, mergers and acquisitions and business integration allow him to provide the Board with extensive insights into a variety of corporate issues and challenges. He is currently a member of the Indiana University South Bend Chancellor’s Advisory Board.

Yon Y. Jorden (55) Chairman, Audit Committee; Member, Compensation, Nominating and Corporate Governance and Retirement Plan Committees	YonY. Jorden has served on the Board since July 2004. She serves on the Compensation, Nominating and Corporate Governance and Retirement Plan Committees, and has served as Chairman of the Audit Committee since September 3, 2009. Ms. Jorden held senior management positions in the health care services, technology and manufacturing industries, as Chief Financial Officer of major NYSE, NASDAQ and Fortune 500 companies from 1984 to 2004. From 2002 to 2004, Ms. Jorden was Executive Vice President and Chief Financial Officer of Advance PCS. Prior to that, she served as Executive Vice President and Chief Financial Officer of Informix from 2000 to 2001, and held the same position with Oxford Health Plans, Inc. from 1998 to 2000. From 1990 to 1996, Ms. Jorden was a Senior Vice President and Chief Financial Officer of Wellpoint, Inc. From 1979 until 1984, Ms. Jorden was a Senior Auditor with Arthur Andersen & Co., where she became a certified public accountant. In her executive capacities, Ms. Jorden has specialized in complex financial transactions, including corporate turnarounds, initial public offerings and mergers and acquisitions. Ms. Jorden’s career and experience allow her to provide the Board with advice and insight into a variety of financial issues. Ms. Jorden serves on the board of Maxwell Technologies, Inc., a manufacturer of energy storage and power delivery products, and US Oncology, Inc., a cancer care company.

Mitchell I. Quain (58) Chairman, Board of Directors; Chairman, Nominating and Corporate Governance Committee; Member, Audit, Compensation and Retirement Plan Committees
Mitchell I. Quain has served as Chairman of the Board since October 2006 and has served on the Board since 2000. He serves as the Chairman of the Nominating and Corporate Governance Committee and is a member of the Audit, Compensation and Retirement Plan Committees. Mr. Quain is a Managing Director of ACI Capital Co., LLC, a private equity firm. From 2001 to 2003, he served as Vice Chairman of Investment Banking at ABN AMRO, a global full service wholesale and retail bank. Prior to that, he served as the Global Head of Industrial Manufacturing and of its banking business. From early 1997 until its acquisition by ING Barings later that year, Mr. Quain was an Executive Vice President and a member of the Board of Directors and of the Management Committee of Furman Selz, an international financial services and investment banking firm. Prior to joining Furman Selz, Mr. Quain was a partner with Wertheim & Company, Inc., an investor relations and communications company. Mr. Quain’s qualifications as a certified financial analyst, and extensive investment management experience combined with industrial manufacturing expertise provides a unique resource to the Board with his understanding of the operational, financial and strategic issues the Company faces. Mr. Quain serves on the boards of Hardinge Inc., a machine tool manufacturer, Heico Corporation, an aerospace products and services company and Titan International, Inc., a manufacturer of civilian and military tires and wheels.

David P. Reiland (56) Chairman, Retirement Plan Committee
David P. Reiland has served on the Board since December 2006 and also serves as the Chairman of the Retirement Plan Committee. Mr. Reiland was President and CEO of Magnetek from October 2006 to October 2008. He served as Executive Vice President of the Company from 2001 to 2006 and as Chief Financial Officer from 1988 to 2006. He was Controller of the Company from 1986 to 1993 and was Vice President, Finance from 1987 to 1989. Prior to joining the Company, Mr. Reiland was an audit manager with Arthur Anderson & Co., where he served in various capacities from 1980 until 1986. Mr. Reiland provides the Board with a specialized and detailed understanding of the Company’s history and operations in addition to his expertise in financial restructuring and public financial transactions. Mr. Reiland serves as Chairman of the Board of Broadwind Energy, Inc., a supplier of products and services to wind and other energy-related industries.

The Board of Directors recommends that stockholders vote “FOR” the election of the director nominees named above.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to serve as Magnetek’s independent registered public accounting firm for fiscal 2011. The Board has ratified the appointment. This proposal is submitted to the stockholders to verify their approval of this selection. If the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit Committee will reconsider its selection but reserves the right to uphold the appointment.

A representative of Ernst & Young LLP is expected to attend the Annual Meeting and will be available to answer stockholders’ questions and have the opportunity to make a statement if the representative wishes to do so.

Fees Paid to Ernst & Young LLP

The following table shows the aggregate fees billed to Magnetek for fiscal years 2010 and 2009 by Ernst & Young LLP, the Company’s independent registered public accounting firm. All of the fees were approved by the Audit Committee in accordance with the pre-approval policy described below.

Services Performed	2010	2009
Audit Fees (1)	$270,000	$352,000
Audit Related Fees (2)	$0	$0
Tax Fees (3)	$0	$16,500
All Other Fees	$0	$0
	$270,000	$368,500

(1)
Includes fees billed for professional services rendered for the audits of the Company’s consolidated financial statements and internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports and services in connection with statutory and regulatory filings or engagements.

(2)
Includes fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include consultations concerning financial accounting and reporting.

(3)	Includes fees billed for tax compliance and tax advice.

Independence of Registered Public Accounting Firm

The Audit Committee reviews annually a formal written statement from the independent registered public accounting firm disclosing all relationships between it and the Company, consistent with the applicable requirements of the Public Company Accounting Oversight Board. In addition, the Audit Committee reviews and discusses whether non-audit services approved pursuant to the pre-approval procedure outlined below are compatible with maintaining independence. The Audit Committee determined that the performance of services described above other than audit services is compatible with maintaining the independence of Ernst & Young LLP.

Pre-Approval Policy

The Audit Committee has adopted a formal pre-approval policy for all services provided by the Company’s independent registered public accounting firm. The policy is reviewed annually by the Audit Committee and modified, if appropriate, in accordance with, among other things, SEC rules and regulations. The policy combines the two approaches established by the SEC for pre-approving audit and non-audit services: (1) providing for pre-approval without consideration of specific pre-approved services; and (2) requiring explicit consideration and pre-approval of all other services to be provided by the independent registered public accounting firm and of any services exceeding pre-approved budgets. For both categories of services, the Audit Committee considers whether the proposed services are consistent with the SEC’s rules on auditor independence. The Audit Committee reviews and pre-approves annually the list of services subject to pre-approval and all requests or applications for such services are submitted to the Company’s Controller along with a detailed description of the services to be rendered. The Controller verifies whether a service is included within or excluded from the detailed description of services pre-approved by the Audit Committee and the Audit Committee is then timely informed of any such services rendered by the independent registered public accounting firm. Requests or applications to provide services that require specific approval of the Audit Committee are jointly submitted to the committee by the independent registered public accounting firm and the Company’s Chief Financial

Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

The Audit Committee has designated Magnetek’s internal auditor to monitor the performance of all services provided by the independent registered public accounting firm and to determine whether such services are in compliance with this policy. The Company’s internal auditor reports to the Audit Committee on a periodic basis on the results of the monitoring. Both the internal auditor and management will immediately report to the Chairman of the Audit Committee any breach of this policy that comes to their attention. The Audit Committee reviews the internal auditor’s annual internal audit plan to determine that the plan provides for the monitoring of the independent registered public accounting firm’s services.

The Audit Committee expects all of the work of the independent registered public accounting firm for fiscal year 2011 to be approved in accordance with the above policies and procedures.

The Board of Directors recommends a vote “FOR” approval and ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal 2011.

PROPOSAL NO. 3
APPROVAL OF FOURTH AMENDED AND RESTATED
1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN OF MAGNETEK, INC.

On August 10, 2010, Magnetek’s Board of Directors adopted a fourth amendment and restatement of the Amended and Restated 1997 Non-Employee Director Stock Option Plan of Magnetek, Inc. (the “Existing 1997 Plan”), which, if approved by Magnetek’s stockholders at the Annual Meeting, will be renamed the Amended and Restated 2010 Non-Employee Director Stock Option Plan of Magnetek, Inc. (the “Restated 2010 Plan”). A copy of the Restated 2010 Plan is attached as Exhibit A to this Proxy Statement. The Existing 1997 Plan originally became effective on April 22, 1997. The Existing 1997 Plan was amended by the Board of Directors on each of July 26, 2000 and September 13, 2004 and approved in both instances by Magnetek’s stockholders. The Existing 1997 Plan was further amended by the Board of Directors on December 14, 2007 to comply with the then recently issued final regulations under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and, as such, Magnetek stockholder approval was not required for such amendments.

The Existing 1997 Plan is currently scheduled to expire on September 30, 2010.  An aggregate of 1,150,000 shares of our common stock are authorized and reserved for issuance upon the exercise of options granted under the Existing 1997 Plan.  As of the end of our 2010 fiscal year, options to purchase an aggregate of approximately 451,915 shares of our common stock have been granted and are outstanding under the Existing 1997 Plan, leaving approximately 698,085 shares of our common stock reserved for future issuances of options under the Existing 1997 Plan.

The Existing 1997 Plan provides for a one-time grant of an option to purchase 7,500 shares of common stock when a non-employee Director is first elected or appointed to the Board and an annual grant to each non-employee Director of an option to purchase 7,500 shares of common stock on the last business day of each fiscal year.  The option exercise price is based on the fair market value of our common stock as of the option grant date. The Restated 2010 Plan will eliminate the requirement for these fixed awards of options and any grants of initial and annual awards of options to purchase common stock will be in amounts determined by our Board of Directors. The Restated 2010 Plan will also eliminate the September 30, 2010 termination date and instead provide for the Restated 2010 Plan to end on the earlier of the date on which the maximum number of options available for issuance under the Restated 2010 Plan having been awarded or the date on which the Board of Directors elects to terminate the Restated 2010 Plan.

The Board of Directors approved the Restated 2010 Plan in part because the fixed number of shares available for initial and annual option awards under the Existing 1997 Plan does not provide sufficient flexibility to adequately provide for future equity compensation grants, and if the Existing 1997 Plan were to expire, the Company could no longer grant the remaining available options to non-employee Directors after September 30, 2010. The Restated 2010 Plan incorporates the provisions of the Existing 1997 Plan as currently in effect and includes the above-mentioned material modifications, which will become effective on the date of the 2010 Annual Meeting if the Restated 2010 Plan is approved by our stockholders. Other than with respect to elimination of the fixed number of shares for the initial and annual options awards and the extension of the Existing 1997 Plan's term, the provisions of the Restated 2010 Plan will remain unchanged (including the number of shares of common stock both authorized and that may be subject to future awards) from those set forth in the Existing 1997 Plan.

The Board of Directors recommends that stockholders approve the Restated 2010 Plan. The Board of Directors believes that the elimination of the cap of 7,500 shares that can be awarded to non-employee Directors as non-qualified stock option grants under the Existing 1997 Plan provides added flexibility to ensure that a sufficient number of options may be granted to non-employee Directors in order to adequately support the Company’s compensation program intent to attract, retain and motivate such persons. The Board of Directors also believes that the proposed amendments to the Existing 1997 Plan are reasonable and fair to Magnetek’s stockholders. If the requisite stockholder approval of the Restated 2010 Plan is not obtained, the Restated 2010 Plan will not take effect and all provisions of the Existing 1997 Plan will have terminated as of September 30, 2010. In that event, the Company will not be able to grant the remaining options available for issuance under the Existing 1997 Plan to newly elected or appointed non-employee Directors or to existing non-employee Directors. The benefits and amounts under the Restated 2010 Plan are purely discretionary and, therefore, such benefits and amounts which would have been received for the last completed fiscal year under the Restated 2010 Plan if it had been in effect are not determinable at this time.

Stockholder Approval Requirement

Approval of the Restated 2010 Plan as described in this Proposal No. 3 will require the affirmative vote of the holders of a majority of Magnetek’s shares voted at the annual meeting either in person or by proxy.

The Board of Directors Recommends that Stockholders Vote “FOR” Approval of the Adoption of the Restated 2010 Plan.

CORPORATE GOVERNANCE PRINCIPLES

Magnetek’s Board of Directors and management are committed to operating the Company in accordance with its long-standing governance principles and sound business practices. This fundamental framework provides the foundation from which the Board and management pursue long-term strategic objectives aligned with the interests of the Company’s stockholders. Magnetek’s corporate governance principles are reviewed annually by the Nominating and Corporate Governance Committee and any proposed changes are discussed with and recommended to the full Board for approval. Magnetek’s Corporate Governance Guidelines are published on its web site at www.magnetek.com in the “Investor Relations” section, under “Corporate Governance,” and are available in print to any stockholder that requests a copy from the Vice President, General Counsel and Corporate Secretary at Magnetek, Inc., N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051.

Board Composition and Independence

Magnetek’s Board of Directors currently consists of four members, each of whom is elected by the Company’s stockholders to serve a one-year term until the next Annual Stockholders’ Meeting, absent any unforeseen circumstances. The Corporate Governance Guidelines for Board composition encourage a breadth of diverse views and experience from a variety of industries and professional backgrounds. The Nominating and Corporate Governance Committee identifies potential candidates through professional search firms and/or referrals with consideration given to a potential candidate's ability to contribute to the diversity of the Board as reflected in the Corporate Governance Guidelines. Candidacy for Board membership requires the final approval of the full Board, based upon the recommendation of the Nominating and Corporate Governance Committee and the Chairman of the Board. Each year, the Board proposes a slate of nominees to the stockholders, who elect the members of the Board at the Annual Stockholders’ Meeting. Stockholders may also propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and supporting information regarding proposed candidates to the Corporate Secretary in accordance with the procedure for submitting stockholder proposals set forth on page 2 and page 3 of this Proxy Statement. Selected Directors are expected to meet the Company’s governance criteria as reflected in the Corporate Governance Guidelines, including demonstration of the highest personal and professional ethics, integrity and values, and a commitment to representing the long-term interests of the Company’s stockholders. The Nominating and Corporate Governance Committee is responsible for establishing qualifications for Directors, taking into account the composition and skills of the entire Board and the needs of the Company. Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively and must be prepared to serve on the Board for an extended period of time.

In accordance with the listing standards established by the NYSE, the requirements of the Sarbanes-Oxley Act of 2002, and the Company’s Corporate Governance Guidelines, the Board has adopted criteria for establishing independence that meets or exceeds the requirements of the NYSE listing standards. Each year, the Nominating and Corporate Governance Committee reviews the qualifications and independence of each existing Board member and new candidates for Board membership, if any, prior to making recommendations for nominations to the Board for the following year. The Board takes into account all relevant facts, circumstances and affiliations, direct or indirect relationships, and related person transactions that might impact an existing or candidate Board member’s independence from the Company and management. Based upon its most recent review of independence in August 2010, the

Nominating and Corporate Governance Committee determined that all of the current Directors are independent under the NYSE listing standards and the Company’s Corporate Governance Guidelines, except Mr. Reiland who served as the Company’s President and Chief Executive Officer until October 28, 2008 and was an employee of the Company until January 15, 2009.

Under the Company’s independence standards, certain relationships were not determined to be material or were in the form of deferred compensation for prior service and not contingent on continued service and were considered by the Nominating and Corporate Governance Committee and reported to the Board. Applying the NYSE listing standards and the Company’s independence standards, the Board determined that there are no transactions, relationships or arrangements that would impair the independence or judgment of any of the Directors deemed independent by the Board. See Relationships and Related Transactions section on page 11 and page 12 of this Proxy Statement.

Recognizing the value of long-term experience, the Company does not have a mandatory retirement policy for its Directors. The Company does, however, require non-employee Directors to offer their resignation whenever their principal employment or affiliation changes after joining the Board or whenever there is a material change in their personal circumstances. The Nominating and Corporate Governance Committee then evaluates the changed circumstance and its impact on the Board member’s ability to continue effectively contributing to the oversight of the Company’s management and makes a recommendation to the Board on whether the member should continue to serve. The final decision, based upon the committee’s recommendation, is made by the Board.

Board Structure and Risk Oversight

Magnetek's Bylaws provide that the Board of Directors reserves the right to combine the responsibilities of the Chief Executive Officer (“CEO”) and Chairman of the Board in the same individual. Since 2005, the Board has determined to separate the roles. The Board believes at this time that designating an independent director to act as the non-executive Chairman serves the best interests of the Company and our stockholders. The Board further believes that the committees of the Board are best served by engaging management of the Company on an ongoing basis. Thus, our President, who is also our CEO, serves as an ex-officio member of all our Board committees. In addition, each of the Board's committees, except the Retirement Plan Committee, consists entirely of independent directors, as determined on an annual basis by the Board. This design facilitates the Board's oversight of management and the functioning of the Board. This structure also allows the CEO to focus more energies on the management of the Company's business.

As reflected in the Bylaws and Corporate Governance Guidelines, the responsibilities of our Chairman include presiding at all meetings of the Board, setting the agenda for Board meetings and the provision of information to Board members prior to each meeting. The Chairman also presides over the Company’s annual and any special stockholders’ meetings.

The Nominating and Corporate Governance Committee is responsible for the review of the leadership structure of the Board. It also has general responsibility for surveillance of the Company's compliance with its Corporate Governance Guidelines and Code of Business Conduct and Ethics. The Nominating and Corporate Governance Committee makes recommendations on the number of Directors, as well as the structure and membership of each committee of the Board and is responsible for assessing corporate governance risks including evaluating Director independence and related party transactions.

The Board of Directors takes an active role in overseeing management of the Company's enterprise, financial, reputational, legal, environmental and business risks, with input from the Company's President and CEO and other senior management, as appropriate.  The Board is ultimately responsible for the conduct of the review, approval and monitoring of fundamental financial and business strategies and major corporate actions, including assessing enterprise, financial, reputational, legal, environmental and business risks facing the Company while reviewing options for mitigation of such risks.

The Audit Committee is responsible for oversight of our accounting and financial reporting practices and procedures and the integrity of our financial statements. Annually, the Audit Committee engages in a Company-wide assessment of risk management policies, practices and processes including risk identification, analysis, controls and monitoring. Our Audit Committee is briefed on a quarterly basis by our Manager of Internal Audit and, resulting from ensuing discussions, establishes the internal audit schedule.

The Compensation Committee is responsible for overseeing the Company's compensation policies, practices and programs. The Compensation Committee analyzes, in conjunction with management, whether such compensation policies, practices and programs, when viewed in their component parts and when taken as a whole, create risks that are reasonably likely to have a material adverse effect on the Company. The analysis is conducted Company-wide and applied to programs applicable to all employees including our executive officers. Based upon this analysis, the

Compensation Committee does not believe that the Company's compensation programs were reasonably likely to create or encourage unnecessary or excessive risk taking by the Company's employees, including our executive officers.

The Retirement Plan Committee represents the Board of Directors in providing for the oversight and monitoring of the administration and performance of the Company's retirement benefit plans. The Retirement Plan Committee meets no less than twice per year to review and monitor the administration and performance of the Company's retirement benefit plans. The Retirement Plan Committee receives input and professional advice from its consulting actuary, trust fund investment manager, and an independent investment advisor. The Company's defined benefit pension plan could, under certain circumstances, be reasonably likely to have a material adverse effect on the Company. The Company froze its defined benefit pension plan with respect to new participants in 2002 and with respect to existing participants in 2003. Accrued benefits continue to be funded by the Company with no employee contributions required. The principal risk associated with this pension plan is marked volatility of asset prices and interest rates. Risks associated with the management of the $118.3 million in plan assets and $196.2 million in plan liabilities (as of June 27, 2010) are the oversight responsibility of the Retirement Plan Committee. The pension plan's performance, including the funding percentages and investment choices, are also reviewed at least annually with the Board of Directors.

Board Functional Responsibilities

Board members are expected to devote sufficient time and attention to carrying out their duties and responsibilities and to ensure that their other responsibilities, including service on other boards, do not interfere with their responsibilities as a member of Magnetek’s Board of Directors. Directors are expected to prepare for and attend all Board meetings and meetings of committees to which they are assigned. The Company schedules Board meetings once each quarter and calls special and telephonic meetings when required. Last year, the Board held four regularly scheduled quarterly meetings, one special meeting and six telephonic meetings. All of the Directors attended in person or participated telephonically in all of these meetings. Board members also are expected to attend each Annual Stockholders’ Meeting if they are able to do so. All of the Directors attended the 2009 Annual Stockholders’ Meeting, except for Ms. Jorden. We anticipate that all of our Directors will be in attendance at the November 10, 2010 Annual Meeting.

A master Board meeting agenda and agendas for each of the committees are prepared each year to cover recurring items and are submitted to the Chairman of the Board and to the applicable committees for review and approval. Proposed meeting agendas are submitted to the Chairman of the Board and the committee chairmen prior to each scheduled meeting to enable the chairmen to revise the agenda and add additional topics for discussion, as appropriate. Materials relevant to the topics to be discussed are distributed prior to meetings and Directors are expected to review the materials and prepare for meetings in advance. At each quarterly meeting, the Board participates in focused discussions of the Company’s quarterly performance and key issues affecting the Company. The Board formally reviews and discusses the Company’s business plan for the next year and its longer-term strategic objectives, as well as its management succession plan, at least once a year.

Executive sessions with only independent Directors occur during each quarterly meeting and at the end of special and telephonic meetings at the discretion of the Board and at any other time deemed appropriate by the Board. The executive sessions are chaired by Mr. Quain, Chairman of the Board, who is an independent director. At least annually, the independent Directors meet formally in an executive session to evaluate the President and CEO’s past year’s performance and to discuss and establish performance objectives for the next fiscal year.

All of the Directors participate in an annual evaluation of the Board’s effectiveness. Committee members also evaluate the effectiveness of the committees on which they serve.

The Board, and each committee, is authorized to engage independent outside financial, legal and other consultants as they deem necessary or appropriate. Directors also have full access to management. Committee responsibilities are detailed in each committee charter.

Alignment with Stockholder Interests

Directors are expected to represent the interests of all stockholders. As described in the Director Compensation section on page 33 of this Proxy Statement, all or a substantial portion of each Director’s compensation is linked to the Company’s stock performance and to the long-term interests of the Company’s stockholders. Directors are required to accept their annual Board and committee chairmanship retainer fees in phantom shares of the Company’s common stock, and may elect to receive their meeting fees in phantom shares of common stock or cash. Currently, all of the Directors receive all of their compensation, including meeting fees, in phantom shares of common stock. The phantom stock is held in a rabbi trust and is not distributed until January of the year following the termination of a Director’s service on the Board. The Company has adopted stock ownership guidelines for its Directors such that they must own qualifying shares of our common stock with a market value of three times a Director's annual retainer within five years from such Director’s initial appointment or election.

Senior management meets regularly with institutional investors and stockholders and reports to the Board on analyst and stockholder views of the Company.

Communications with the Board

Stockholders and interested parties who wish to communicate with the Board of Directors or the non-management Directors may do so in writing, addressed to the Chairman of the Board, c/o Vice President, General Counsel and Corporate Secretary, Magnetek, Inc., N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051.

The Board of Directors has instructed the Vice President, General Counsel and Corporate Secretary to distribute communications to the Chairman after determining whether the communication is appropriate for the duties and responsibilities of the Board. The Vice President, General Counsel and Corporate Secretary does not forward general surveys and mailings to solicit business, advertise products, resumes, product inquiries or complaints, sales communications or other communications that do not relate to the responsibilities of the Board.

Code of Conduct and Reporting of Ethical Concerns

Magnetek has adopted a Code of Business Conduct and Ethics applicable to all of its employees and officers, including the Chief Executive Officer, Chief Financial Officer and principal accounting officer, and its Directors. A copy of the Code of Business Conduct and Ethics is available on the Company’s web site at www.magnetek.com in the “Investor Relations” section under “Corporate Governance” and in print to any stockholder who requests a copy from the Vice President, General Counsel and Corporate Secretary of Magnetek, Inc., N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051. Any request for a waiver of the Code of Business Conduct and Ethics must be submitted to the Nominating and Corporate Governance Committee for approval and must be ratified by the full Board. As of the date of this Proxy Statement, no request for a waiver of the Code of Business Conduct and Ethics has ever been made.

Magnetek has established procedures for employees, stockholders and others to communicate concerns about ethical conduct or business practices, including accounting, internal controls or financial reporting issues, to the Audit Committee, which has responsibility for these matters. Concerns may be anonymously communicated by contacting Signius, our independent, third party call center, at 1-866-428-1705. The Signius representative will transcribe the content of the call, maintaining the confidentiality of the caller even if contact information is left by the caller for follow-up purposes. Upon receipt of a communication, Signius immediately emails the content of the communication to the Vice President, General Counsel and Corporate Secretary and to the Chairman of the Audit Committee. All communications remain confidential and the identity of the caller, even if disclosed to Signius, is not disclosed to the Vice President, General Counsel and Corporate Secretary or the Audit Committee Chairman.

COMPENSATION COMMITTEE INTERLOCKS AND

INSIDER PARTICIPATION

Effective September 3, 2009, David A. Bloss, Sr. served as Chairman of the Compensation Committee and Yon Jorden and Mitchell I. Quain served as committee members. None of the Compensation Committee members was, during the past fiscal year, an officer or employee of the Company, nor is any committee member a former employee of the Company. None of the Compensation Committee members and none of the Company’s executive officers has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity and no interlocking relationship existed in fiscal 2010.

RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Corporate Governance Guidelines set forth the procedures regarding related person transactions and for determining the independence of our Directors and committee members. The Nominating and Corporate Governance Committee is responsible for evaluating the independence of each Board and committee member at least annually, and more often if warranted by a change of circumstances or the nomination of a new Board member. All relationships are evaluated annually by the Nominating and Corporate Governance Committee, using the criteria set forth in the Corporate Governance Guidelines, to determine whether they impact a Director’s independence. The “Corporate Governance Principles” section on page 8 of this Proxy Statement contains additional information on related person transactions. A copy of the Corporate Governance Guidelines may be found on the Company’s web site at www.magnetek.com in the “Investor Relations” section under “Board Guidelines.”

As previously reported, during fiscal 2009, the Company entered into an Advisory Services Agreement with David A. Bloss, Sr., a Director of the Company, for the purpose of providing direction, mentoring, guidance and/or advice to the Chief Executive Officer of the Company from October 24, 2008 until August 31, 2009. The services were limited in scope and nature and the compensation payable in the form of stock options to purchase 79,165 shares of the Company’s common stock, had a grant date value of $100,000 based on the Black-Scholes Model. The stock options vested upon termination of the agreement in August 2009. The Nominating and Corporate Governance Committee and the Board of Directors reviewed and evaluated the proposed Advisory Services Agreement and concluded that Mr. Bloss continues to qualify as an “independent director” under applicable provisions of the NYSE’s listing standards and the Company’s Corporate Governance Guidelines based upon the nature of the services provided and the dollar value of the compensation received by Mr. Bloss.

David P. Reiland was the President and Chief Executive Officer of the Company until October 28, 2008 and ceased his employment with the Company as of January 15, 2009. As reported in fiscal 2009, Mr. Reiland was entitled to a non-equity incentive plan compensation payment of $170,381 for fiscal 2009 which was paid in fiscal 2010. In addition, pursuant to an October 2008 separation agreement with Mr. Reiland, the Company paid $5,042 on behalf of Mr. Reiland for health insurance during fiscal 2010. As a result of Mr. Reiland's service as an executive officer and employment with the Company within the last three years, he cannot be determined to be independent pursuant to the NYSE's listing standards and the Company's Corporate Governance Guidelines.

The Company had no other related person transactions in fiscal 2010 and none are currently proposed.

STANDING COMMITTEES OF THE BOARD

Audit Committee

Composition:	Separately designated committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Charter:	The Audit Committee operates under a written charter adopted by the committee and approved and ratified by the Board of Directors, which is reviewed annually by the committee. A copy may be found on the Company’s web site at www.magnetek.com in the “Investor Relations” section, under “Corporate Governance,” and is available in print to any stockholder who requests it from the Vice President, General Counsel and Corporate Secretary at Magnetek, Inc., N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051.

Members:	Three independent Directors during fiscal 2010:

Yon Y. Jorden, Chairman David A. Bloss, Sr. Mitchell I. Quain

All of the above Directors served on the Audit Committee during fiscal 2010. On September 3, 2009, Ms. Jorden became Chairman of the Audit Committee. Mr. Dewain K. Cross served as a Chairman and a committee member until his death on August 24, 2009.

Independence:	Every member of the Audit Committee qualifies as independent under the Company’s independence guidelines and under guidelines established by the NYSE listing standards for Audit Committee membership.

Meetings:	During fiscal 2010, the Audit Committee held four regularly scheduled quarterly meetings, and one telephonic meeting. Each committee member participated in the meetings that occurred during the time that he or she served on the committee.

Self-Evaluation:	The Audit Committee performed a self-evaluation of its performance in fiscal 2010.

Experts:	The Board has determined that all of the Audit Committee members are financially literate under the NYSE Listing Standards and that Ms. Jorden qualifies as an Audit Committee financial expert within the meaning of the SEC regulations and that she has accounting or related financial management expertise as required by the NYSE listing standards.

Functions:	The following are the primary responsibilities of the Audit Committee. A more complete description of the Audit Committee’s responsibilities is set forth in the committee charter.

•Appoints or replaces the independent registered public accounting firm and pre-approves all auditing services, engagement fees and all non-audit services provided by the independent registered public accounting firm, except for non-audit services that fall within the de minimus exception set forth in Section 10A of the Exchange Act, and monitors disclosure of the pre-approval of non-audit services in the Company’s periodic reports.

•Assesses and ensures the independence, qualifications and performance of the independent registered public accounting firm, including a review and evaluation of the lead partner, taking into account the opinions of management and the Company’s internal audit department.

•Reviews and discusses with management and the independent registered public accounting firm (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) reports prepared by management or the independent registered public accounting firm setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) any management letter provided by the independent registered public accounting firm and the Company’s response to the letter; (d) any problems, difficulties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the independent registered public accounting firm activities or on access to requested information and management’s response thereto; (e) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (f) earnings press releases using “pro forma” or “adjusted” non-GAAP information and financial information and earnings guidance provided to analysts.

•At least annually, obtains the independent registered public accounting firm written statement concerning any non-audit relationships between the auditor and the Company and assesses the independence of the outside auditor as required under the Public Company Accounting Oversight Board’s applicable requirements and obtains the report regarding the auditor’s internal quality-control procedures and any material issues raised by the most recent quality-control review or peer review of the firm, and any steps taken to resolve any such issues.

•Reviews and discusses with management and the independent registered public accounting firm the Company’s quarterly and annual audited financial statements, including matters required to be discussed pursuant to any relevant Statement on Auditing Standards.

•Meets with the independent registered public accounting firm to review and approve its annual scope of audit and meets without management present to review and to discuss management’s response to findings.

•Reviews the adequacy of the Company’s internal audit plan, responsibilities, budget and staffing, including the appointment, reassignment or dismissal of the director or manager of internal audit and reviews findings from completed internal audits and progress reports on the proposed internal audit plan, together with explanations for any deviations from the original plan.

•Meets with the internal auditor to review and approve the annual scope of audit and meets without management present to discuss management’s response to findings.

•Establishes and monitors the implementation of procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•Reviews disclosures made by the Company’s principal executive officer and principal financial officer regarding compliance with their certification obligations as required by the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company’s disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

•Reviews any reports of the independent registered public accounting firm mandated by Section 10A of the Exchange Act, and obtains from the independent auditors any information with respect to illegal acts in accordance with Section 10A.

•Reviews at least annually the exceptions noted in the reports to the Audit Committee by the internal auditors and the independent registered public accounting firm and the progress made in responding to the exceptions.

•Reviews and discusses with management the Company’s material contingent liabilities and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•Prepares the report required by the rules of the SEC to be included in the Company’s annual Proxy Statement.

Compensation Committee

Structure:	Separately designated committee of independent Directors.

Charter:
The Compensation Committee operates under a written charter adopted by the committee and approved and ratified by the Board of Directors, which is reviewed annually. A copy may be found on the Company’s web site at www.magnetek.com in the “Investor Relations” section under “Corporate Governance,” and is available in print to any stockholder who requests it from the Vice President, General Counsel and Corporate Secretary of Magnetek at the address noted above.

Members:	Three independent Directors during fiscal 2010:

David A. Bloss, Sr., Chairman
Yon Y. Jorden
Mitchell I. Quain

All of the above Directors served on the Compensation Committee during fiscal 2010. On September 3, 2009, Mr. Bloss became Chairman of the Compensation Committee. Mr. Dewain K. Cross served as a committee member until his death on August 24, 2009.

Independence:	All of the Compensation Committee members are independent, as independence for Compensation Committee members is defined in the NYSE Listing Standards.

Meetings:
During fiscal 2010, the Compensation Committee held three regularly scheduled meetings, one special meeting and two telephonic meetings. Each committee member participated in the meetings that occurred during the time that he or she served on the committee.

Self-Evaluation:	The Compensation Committee performed a self-evaluation of its performance in fiscal 2010.

Functions:	The following are the primary responsibilities of the Compensation Committee. A more complete description of the committee’s functions is set forth in the committee charter.

•Review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance, and set the CEO’s compensation. Review and approve the compensation of executives based upon the CEO’s evaluation of performance and recommendations.

•Review, evaluate and make recommendations to the Board on the overriding compensation strategy of the Company and periodically reassess the balance between short-term pay and long-term incentives.

•Adopt, administer, approve and ratify awards under incentive compensation and equity-based plans and make recommendations with respect to performance or operating goals for participants in the Company’s plans.

•Review and make recommendations to the Board regarding employment agreements, severance arrangements, change in control agreements for the CEO and the officers of the Company, and any special or supplemental benefits paid to the CEO and the officers.

•Review and approve other large compensation expense categories such as employee benefit plans.

Nominating and Corporate Governance Committee.

Structure:	Separately designated committee of independent Directors.

Charter:
The Nominating and Corporate Governance Committee operates under a written charter adopted by the committee and approved and ratified by the Board of Directors, which is reviewed annually. A copy may be found on the Company’s web site at www.magnetek.com in the “Investor Relations” section under “Corporate Governance” and is available in print to any stockholder who requests it from the Vice President, General Counsel and Corporate Secretary of Magnetek at the address noted above.

Members:	Three independent Directors during fiscal 2010:

Mitchell I. Quain, Chairman
David A. Bloss, Sr.
Yon Y. Jorden

All of the above Directors served on the Nominating and Corporate Governance Committee during fiscal 2010. On September 3, 2009, Mr. Quain was elected Chairman of the Nominating and Corporate Governance Committees. Mr. Dewain K. Cross served as a committee member until his death on August 24, 2009.

Independence:	All of the Nominating and Corporate Governance Committee members are independent, as independence for governance committee members is defined in the NYSE Listing Standards.

Meetings:
Two regularly scheduled meetings, one special meeting and one telephonic meeting of the Nominating and Corporate Governance Committee were held during fiscal 2010. Each committee member participated in the meetings that occurred during the time that he or she served on the committee.

Self-Evaluation:	The Nominating and Corporate Governance Committee performed a self-evaluation of its performance in fiscal 2010.

Functions:	The following are the primary responsibilities of the Nominating and Corporate Governance Committee. A more complete description of the committee’s functions is set forth in the committee charter.

•Develops qualification criteria for Board membership and recommends nominees for Board membership. Considers nominations from stockholders that are submitted in accordance with the requirements for submission of stockholder proposals set forth on page 2 and page 3 of this Proxy Statement. Screens individual candidates to determine their qualification for recommendation to become Board members in accordance with the Corporate Governance Guidelines and annually assesses the adequacy and effectiveness of such guidelines.

•Makes recommendations from time-to-time to the Board regarding the number of members that should serve on the Board and regarding the standing committees of the Board, including their structure and annual membership.

•Reviews and analyzes Board compensation and makes recommendations to the full Board for consideration.

•Periodically reviews each Board member’s ownership of the Company’s common stock.

•Reviews periodically with the Chairman and Chief Executive Officer the succession plans relating to positions held by elected corporate officers.

•Reviews and reassesses at least annually the adequacy of the Corporate Governance Guidelines and Code of Business Conduct and Ethics and recommends any proposed changes to the Board for approval.

•Considers and approves any requests for waivers of the Company’s Code of Business Conduct and Ethics and oversees the Company’s compliance with disclosures of any such waivers to both the NYSE and the SEC.

Retirement Plan Committee

Structure:	Separately designated committee of Directors.

Charter:
The Retirement Plan Committee operates under a written charter adopted by the committee and approved and ratified by the Board of Directors, which is reviewed annually. A copy may be found on the Company’s web site at www.magnetek.com in the “Investor Relations” section under “Corporate Governance” and is available in print to any stockholder who requests it from the Vice President, General Counsel and Corporate Secretary of Magnetek at the address noted above.

Members:	Four Directors during fiscal 2010:

David P. Reiland, Chairman David A. Bloss, Sr. Yon Y. Jorden Mitchell I. Quain

In fiscal 2010, Messrs. Reiland, Bloss and Quain and Ms. Jorden served as members of the committee. On September 3, 2009, Mr. Reiland was elected Chairman of the Retirement Plan Committee. Mr. Cross served as a committee member until his death on August 24, 2009.

Meetings:	Two meetings of the Retirement Plan Committee were held during fiscal 2010. Each committee member participated in the meeting that occurred during the time that he or she served on the committee.

Functions:	The following are the primary responsibilities of the Retirement Plan Committee. A more complete description of the Retirement Plan Committee’s functions is set forth in its charter.

•Reviews investment strategy and fund performance for the Company’s retirement plans and related trusts and reviews issues affecting the financial condition and performance of the retirement plans.

•Reviews amendments and other significant issues relating to the retirement plans and, as deemed appropriate, makes recommendations to the Board.

•Reviews the accounting impact and costs for the retirement plans.

•Consults with and seeks advice from appropriate management personnel, outside consultants, auditors, actuaries, investment managers or legal counsel, as deemed appropriate by the committee.

•Delegates administration and management of the retirement plans and other responsibilities to officers of the Company, key management personnel or qualified third party providers, as deemed appropriate by the committee.

BENEFICIAL OWNERSHIP OF MAGNETEK, INC. COMMON STOCK

BY DIRECTORS, OFFICERS AND CERTAIN OTHER OWNERS

The following table shows the amount of Magnetek common stock beneficially owned by (a) each person or group believed to own more than 5% of Magnetek’s common stock outstanding on August 16, 2010; (b) each Director, (c) each executive officer named in the Summary Compensation Table on page 27 of this Proxy Statement (hereafter referred to as “Executive Officers”) and (d) all Directors and Executive Officers as a group. The percentage amounts set forth in the table below are based on the 31,838,655 shares of our common stock outstanding on August 16, 2010, plus, where applicable, the number of shares that the indicated person or group had a right to acquire within 60 days of that date.

	Number of Shares (1)	Percent (1)
Lloyd I. Miller, III (2)	3,179,254	9.99%
4550 Gordon Drive
Naples, FL 34102
Heartland Advisors, Inc. (3)	3,175,000	9.97%
William J. Nasgovitz
789 North Water Street
Milwaukee, WI 53202
GAMCO Investors, Inc. (4)	2,361,773	7.42%
Gabelli Funds, LLC
GAMCO Asset Management, Inc.
MJG Associates, Inc.
Teton Advisors, Inc.
Mario J. Gabelli
One Corporate Center
Rye, NY 10580
Dimensional Fund Advisors LP (5)	1,892,906	5.95%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746
Renaissance Technologies (6)	1,879,900	5.90%
James H. Simons
800 Third Avenue
New York, NY 10022
Royce & Associates, LLC (7)	1,675,254	5.26%
745 5th Avenue
New York, NY 10151
Riley Investment Management LLC (8)	1,626,819	5.11%
Bryant R. Riley
11100 Santa Monica Boulevard, Suite 800
Los Angeles, CA 90025
David P. Reiland (9)	690,154	2.17%
Peter M. McCormick (10)	441,557	1.39%
Marty J. Schwenner (11)	253,721	*
David A. Bloss, Sr. (12)	217,615	*
Mitchell I. Quain (13)	180,550	*
Ryan D. Gile (14)	111,188	*
Yon Y. Jorden (15)	51,250	*
Scott S. Cramer (16)	45,696	*
Jolene L. Shellman (17)	45,260	*
Executive Officers and Directors as a Group (9 persons) (18)	2,036,991	6.40%

*           Less than one percent

(1)
For purposes of this table, a person is deemed to have “beneficial ownership” of any security as of a given date when such person has the right to acquire such security within 60 days after such date. Except as indicated in these footnotes to this table and pursuant to applicable community property laws, to the knowledge of the Company, the persons named in this table have sole voting and investment power with respect to all shares beneficially owned by them. The number of shares and percentage ownership amounts do not reflect amounts listed in the table representing common stock equivalents. The Company makes no representation as to the accuracy or completeness of amounts in this table that are identified in these footnotes as being provided according to public filings by or on behalf of the beneficial stockholders in question. For purposes of this table, the addresses of the Executive Officers and the Directors shall be N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051.

(2)
According to a Schedule 13G filed on July 9, 2010, Lloyd I. Miller III has (i) shared dispositive and voting power with respect to 2,022,646 shares of our common stock as an investment advisor to the trustee of certain family trusts and (ii) sole dispositive and voting power with respect to 1,156,608 shares of our common stock as (a) a manager of a limited liability company that is the general partner of a certain limited partnership, (b) the trustee to certain grantor retained annuity trusts, (c) the trustee of certain generation skipping trusts and (d) an individual.

(3)
According to a Schedule 13G filed on February 10, 2010, Heartland Advisors, Inc. (“Heartland”), by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time, and William J. Nasgovitz, as a result of his ownership interest in Heartland, have shared voting and dispositive power with respect to the shares of common stock reported in the above table. Mr. Nasgovitz disclaims beneficial ownership of such shares.

(4)
According to a Schedule 13D filed on July 1, 2009, (i) Gabelli Funds, LLC (“Gabelli Funds”) has sole voting and dispositive power with respect to 650,000 shares of our common stock, (ii) GAMCO Asset Management, Inc. (“GAMCO Asset”) has sole voting power with respect to 1,253,773 shares and sole dispositive power with respect to 1,321,773 shares of our common stock, (iii) MJG Associates, Inc. (“MJG”) has sole voting and dispositive power with respect to 20,000 shares of our common stock and (iv) Teton Advisors, Inc. (“Teton Advisors”) has sole voting and dispositive power with respect to 370,000 shares of our common stock. Mr. Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer, are engaged in providing investment services and advice to various institutional and individual clients. Mr. Gabelli and the foregoing reporting persons are deemed to have beneficial ownership of certain shares of our common stock, which are beneficially owned by certain of such reporting persons. The reporting persons do not admit that they constitute a group.

(5)
According to a Schedule 13G filed on February 8, 2010, Dimensional Fund Advisors, LP (“Dimensional”), furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (the “Funds”). In its role as investment advisor or manager, Dimensional possesses sole voting power with respect to 1,873,106 shares of common stock and sole dispositive power with respect to 1,892,906 shares of common stock that are owned by the Funds, and may be deemed to be the beneficial owner of such shares. Dimensional disclaims beneficial ownership of such shares.

(6)
According to a Schedule 13G filed on February 12, 2010, (i) Renaissance Technologies LLC has sole voting and dispositive power with respect to 1,879,900 shares of our common stock and (ii) Dr. James H. Simons, in his position of control over Renaissance Technologies LLC, has sole voting and dispositive power with respect to 1,879,900 shares of our common stock.

(7)
According to a Schedule 13G/A filed on January 26, 2010, Royce & Associates, LLC has sole voting and sole dispositive power with respect to 1,675,084 of the shares of our common stock reported in the above table.

(8)
According to a Schedule 13G filed on February 12, 2010, (i) Riley Investment Management, LLC (“Riley Investment”) has sole voting and dispositive power with respect to 1,209,053 shares of our common stock and shared voting and dispositive power with respect to 409,366 additional shares of our common stock, all of which is held in managed accounts of Riley Investment’s investment advisory clients and (ii) Bryant Riley, in his role as the sole manager of Riley Investment, controls Riley Investment's voting and investing decisions, and therefore has sole voting and dispositive power with respect to 1,217,453 shares of our common stock and has shared voting and dispositive power with respect to 409,366 shares of our common stock, all of which are held in managed accounts of Riley Investment's investment advisory clients. Bryant Riley's shares also include 8,400 shares of our common stock owned by custodial accounts of Mr. Riley's children.

(9)
Includes 560,041 shares issuable upon exercise of options by Mr. Reiland. Also includes 78,022 shares held in trust. Does not include 129,011 shares of phantom stock held in the Company’s Amended and Restated Director and Officer Compensation and Deferral Investment Plan (the “DOCDIP”).

(10)	Includes 250,000 shares issuable upon exercise of options by Mr. McCormick, 118,110 shares of restricted stock not yet vested and 1,596 shares held in the Company’s 401(k) Plan.

(11)	Includes 121,526 shares issuable upon exercise of options by Mr. Schwenner, 69,390 shares of restricted stock not yet vested and 3,961 shares held in the Company’s 401(k) Plan.

(12)	Includes 110,445 shares issuable upon exercise of options by Mr. Bloss. Does not include 76,700 shares of phantom stock held in the DOCDIP by Mr. Bloss.

(13)
Includes 71,250 shares issuable upon exercise of options by Mr. Quain. Also includes 93,600 shares held in trusts for the benefit of Mr. Quain’s children, as to which Mr. Quain disclaims beneficial ownership. Does not include 157,218 shares of phantom stock held in the DOCDIP.

(14)	Includes 38,000 shares issuable upon exercise of options by Mr. Gile and 65,014 shares of restricted stock not yet vested.

(15)	Includes 37,500 shares issuable upon exercise of options by Ms. Jorden. Also includes 10,000 held in a family trust. Does not include 128,061 shares of phantom stock held in the DOCDIP.

(16)	Includes for Mr. Cramer 44,196 shares of restricted stock not yet vested.

(17)	Includes 25,000 shares issuable upon exercise of options by Ms. Shellman.

(18)
Includes 1,217,482 shares issuable upon exercise of options by Executive Officers and Directors as a group, 296,710 shares of restricted stock not yet vested and 5,557 shares held in the Company’s 401(k) Plan. Also includes, for certain Executive Officers and Directors, shares held by trusts.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors is tasked with discharging the Board of Director’s responsibilities related to oversight of the compensation of our officers and ensuring that our executive compensation program meets our corporate objectives. Our executive compensation program is administered by management in accordance with the policies developed by the Compensation Committee. The discussion and analysis below is designed to assist in understanding the objectives of our executive compensation program, the different components of compensation paid to our named executive officers (“Named Officers”) and the basis for our compensation decisions. Our Named Officers in fiscal year 2010 include the following five individuals:  Peter M. McCormick, President and CEO; Marty J. Schwenner, Vice President and Chief Financial Officer (“CFO”); and our other most highly compensated executive officers other than the CEO and CFO, who were serving as executive officers at the end of fiscal 2010, Ryan D. Gile, Vice President and Corporate Controller; and Scott S. Cramer, Vice President, General Counsel and Corporate Secretary. In addition, for fiscal 2010, one former executive officer is included in our Named Officer group, our former Vice President Legal Affairs and Corporate Secretary, Jolene L. Shellman, who served as such until March 1, 2010, and who was employed by the Company until April 23, 2010. In addition to our Named Officers, other key employees of the Company participate in our executive compensation programs at varying levels based upon their job responsibilities and their impact on Company performance and goal achievement. This discussion and analysis should be read together with the compensation tables provided in this Proxy Statement.

Summary of Executive Compensation Program

The Compensation Committee believes that executive compensation should be directly linked to Company performance and increased stockholder value. The objectives of the Compensation Committee regarding our executive compensation program include:

•	providing a competitive total compensation package that enables us to attract and retain key personnel;

•	motivating performance to achieve objectives by providing short-term compensation opportunities directly linked to Company objectives;

•	providing long-term compensation opportunities, primarily through equity awards, that align executive compensation with value received by our stockholders; and

•	promoting ownership of our stock by our executives in order to align the goals of our executives more closely with our goals and those of our stockholders.

These objectives are implemented by the Compensation Committee through our executive compensation program, which is comprised of three primary elements:

•	base salary;

•	short-term incentive compensation; and

•	long-term compensation.

Other secondary elements include retirement benefits, other benefits and change in control and retention agreements.

The Compensation Committee believes that both short-term and long-term incentive compensation should reflect the performance of the Company as well as the individual contribution of each executive. Salary and bonus payments are primarily designed to reward current and past performance, recognizing that the primary goal of the Company and the Compensation Committee is to create long-term value for stockholders. The principal tool used to achieve the long-term incentive goal is the periodic grant of equity awards to Named Officers and other key employees. Equity is awarded to provide incentives for superior long-term future performance, as well as to reward exemplary past performance and as a tool for the hiring and retention of Named Officers and other key employees. Equity awards are directly linked to stockholders’ interests because the potential value of the awards is directly related to the price of the Company’s common stock.

The Compensation Committee believes that executive compensation should reflect the scope of the individual’s responsibilities, the Company’s performance and the contribution of each executive to the Company’s success. Market competitiveness and equitable principles are central elements of the committee’s compensation policies. The aggregate compensation of the Company’s executives, whether cash or equity based, is evaluated by comparison to that of executives at similar-sized companies in related industries who hold equivalent positions or have substantially similar levels of responsibility, as well as by comparison to other executives within the Company who have comparable levels of responsibility. To evaluate the competitiveness of the Company’s compensation programs, the Committee reviews publicly disclosed compensation information of similar-sized companies in related industries, as well as broad-based compensation surveys of other manufacturing or electronic equipment companies of similar size and performance within similar geographical regions.

The Compensation Committee has the flexibility to use these elements, along with discretionary benefits in proportions that will most effectively accomplish its objectives. For instance, the committee may decide to realign an individual’s total compensation package to place greater emphasis on annual or long-term incentive compensation, depending on the focus of the business.

In establishing compensation plans for the Company, the Compensation Committee:

•	reviews with management the cost and competitiveness of our cash and other compensation policies for all of our employees;

•	ensures that our compensation policies align with our corporate objectives;

•	reviews the performance of our executives and all components of their compensation;

•	evaluates the effectiveness of our overall executive compensation program periodically; and

•	reviews and approves our stock and bonus plans and, within the terms of the respective stock plan, determines the terms and conditions of issuances thereunder.

In addition, the committee annually reviews and, if appropriate, approves our corporate goals and objectives relevant to CEO compensation, evaluates our CEO’s performance in light of such goals and objectives, and sets our CEO’s compensation based on this evaluation. Our CEO reviews the performance and compensation levels of our other Named Officers and makes recommendations to our Compensation Committee for its review and approval.

The agenda for each meeting of the Compensation Committee is prepared and approved by the Chairman of the committee in advance of the meeting. The Chairman of the committee may, but is not required to, invite members of management to attend portions of meetings as deemed appropriate. The CEO and our Director of Corporate Human Relations typically attend committee meetings, but do not attend executive sessions unless invited by the committee for a specific purpose. None of our Named Officers are members of the committee.

Each of the elements of our executive compensation program is discussed in more detail below, along with a discussion of the specific compensation decisions that were made during fiscal 2010.

Elements of Executive Compensation

As described above, the aggregate compensation paid to our executives is comprised of three primary components: base salary, annual incentive compensation and long-term compensation. We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives. The table below lists each material element of our executive compensation program, the compensation objective or objectives that it is designed to achieve and the characteristics of each compensation element.

Element	Purpose	Characteristics
Base Salary	To attract and retain qualified executives; to provide a minimum, fixed rate of pay for an individual’s skills, experience and performance	Not at risk; eligible for annual merit increases and adjustment for changes in job scope and pay relative to market

Short-Term Incentives	To attract and retain qualified executives; to motivate and reward achievement of annual Company goals for executives	At risk; annual performance-based cash or stock award; amount earned will vary based on actual results achieved relative to Company target results

Long-Term Incentives	To align interests of executives with stockholders; to reward stock price appreciation and executive service over time	Majority or substantial proportion of long-term incentive compensation is performance-based; amount realized will depend upon qualifying performance and service criteria

Retirement Benefits	To attract and retain qualified executives; to encourage long-term service with the Company	Both fixed and variable aspects; defined contribution amounts vary based on contributions and asset returns

Other Benefits	To attract and retain qualified executives	Not at risk; costs generally fixed

Change in Control and Retention Agreements	To attract and retain qualified executives; to provide continuity of leadership team leading up to and after a change in control (“COC”)	Contingent compensation; provides for continued employment upon a COC and severance benefits if an executive’s employment is terminated following a COC

The Compensation Committee believes that it is important that a significant portion of our Named Officers’ compensation is linked to our future performance in order to maximize stockholder value. Accordingly, aggregate compensation paid to our Named Officers is weighted towards annual incentive and long-term compensation, both of which are largely or partially at risk if we do not achieve our operating and strategic objectives. This strategy reflects our pay-for-performance philosophy. For purposes of this discussion, both the short-term incentive compensation and long-term incentive compensation related to stock option and restricted stock awards are considered at risk.

The Compensation Committee determines and approves aggregate compensation packages for each of our Named Officers based upon a number of factors, including the executive’s position, experience and performance (particularly over the past year, if applicable), as well as competitive market data and retention concerns. The Company’s Director of Human Relations provides assistance to the CEO and the committee in preparing market data relevant to executive compensation programs. The committee considers the compensation levels of executives at peer companies who hold equivalent positions or have substantially similar levels of responsibility. The companies comprising this peer group are generally comparable in size to the Company and participate in industries comparable or closely related to those in which the Company participates. The peer group includes Allied Motion Technologies, Inc., American Electric Technologies, Inc., BTU International, Inc., Chase Corporation, Nortech Systems, Inc., Orion Energy Systems, Inc., SatCon Technology Corporation, Spire Corporation, Transcat, Inc. and Ultralife Corporation (the “Compensation Peer Group”).

The Compensation Committee also typically reviews the following salary survey data:

•      Economic Research Institute Executive Compensation Assessor;

•      Watson Wyatt Top Management Compensation Survey; and

•      MRA Management Resources Association (a Wisconsin based consulting group) Executive Survey.

Our CEO considers the Named Officers’ qualifications, experience, length of service, scope of responsibilities and past performance, as well as compensation surveys and competitive pay practices, in recommending their compensation to the committee. The CEO also evaluates each of the other Named Officer’s performance during the fiscal year, including accomplishments, areas of strength and areas for development. This evaluation is based on the CEO’s knowledge of each of the other Named Officer’s performance as well as the Named Officer’s self evaluation.

The Compensation Committee has the right to retain the services of outside consultants to assist with and make recommendations regarding executive compensation levels, practices and programs. No outside consultants were retained to provide services for our fiscal 2010 executive compensation programs. In preparation for our fiscal 2011 executive compensation programs the committee requested management to work with outside consultant Meridian Compensation Partners LLC (formerly Hewitt Associates LLC) (“Meridian”). Meridian has been retained and has been working with management to provide recommendations to the committee for the fiscal 2011 executive compensation programs by way of competitive market pay analysis, long-term incentive program design data, pay philosophy, percentile market data and other general peer group data. Meridian provides no additional consulting or other services to the Company. Additional detail regarding each pay element of our executive compensation program is presented below.

Base Salary

Base salaries are paid on a current or cash basis, and are reviewed annually with adjustments, if any, based upon base salary levels of the Compensation Peer Group, the recent performance of the Company, budgets for base salary expense in the Company’s operating plan, salary survey comparisons provided by outside consulting firms, the executives’ individual performance and, for Named Officers other than the CEO, the recommendation of the CEO.

Due to the deterioration in economic conditions in the industrial sector, the economy in general and the Company’s cost reduction measures for fiscal year 2010, management implemented a base salary freeze for all employees including executives and Named Officers during fiscal year 2010. In light of the continued uncertainty of the economic conditions in the industrial sector, management continued a base salary freeze for all executives, including the Named Officers, during fiscal year 2011. This fiscal 2011 salary freeze was discussed with the Board of Directors at its June 2010 meeting and with the committee at its August 2010 meeting.

Second Amended and Restated 2004 Stock Incentive Plan

At the Company’s 2009 Annual Meeting of Stockholders held on November 5, 2009, our stockholders approved the Second Amended and Restated 2004 Stock Incentive Plan of Magnetek, Inc. (the “Restated 2004 Plan”), effective November 5, 2009.

The purpose of the Restated 2004 Plan is to enable the Company to attract, retain and motivate its officers and other key employees, and to further align their interests with those of the stockholders of the Company by providing for or increasing the respective equity interests of such persons in the Company.

The Restated 2004 Plan includes the following material provisions:  (i) the maximum aggregate number of shares of common stock that may be subject to awards is 3,350,000 shares; (ii) a fungible share pool structure was implemented under which option and stock appreciation right awards will be counted against the issuable share limit as one share of common stock, and incentive bonus payable in stock, incentive stock and incentive stock unit awards will be counted as 1.14 shares of common stock; and (iii) the form of payment of any incentive bonus may include cash, shares of common stock or any combination of cash and common stock.

Short-term Incentives—Annual Compensation

Annual incentive compensation is a key component of the Compensation Committee’s pay-for-performance philosophy. The Company’s Management Incentive Stock Compensation Plan (“MISCP”) is a bonus plan that rewards eligible participants, including Named Officers and key employees, for achievement of predetermined target performance. The committee established performance objectives for fiscal 2010 based on the fiscal 2010 annual operating plan in September 2009. Awards under the MISCP are made in the form of shares of restricted common stock which are authorized for issuance under the Restated 2004 Plan.

The fiscal year 2010 MISCP participants are divided into several classifications which had target incentive award levels ranging from 15% to 100% of base salary at the end of fiscal 2010. Participants’ classification is commensurate with what we believe is the relative impact a participant can have on the Company’s performance. The fiscal 2010 target annual incentive award percentages assigned to the Company’s Named Officers ranged from 35% to 100%.

The MISCP component of the Restated 2004 Plan focuses leadership attention on achievement of fiscal year 2010 planned audited adjusted EBITDA, an operating measure derived from planned earnings before interest, taxes, depreciation and amortization. The audited adjusted EBITDA metric reflects a cash flow focus and is defined as the Company’s operating profit plus non-cash expenses of depreciation, pension expense, stock compensation expense and MISCP provisions recorded during fiscal year 2010. For fiscal 2010, the adjusted EBITDA target level was established and if actual adjusted EBITDA falls below this target amount, there would be no MISCP award granted for fiscal 2010. If the actual adjusted EBITDA equals the planned amount, then the participants would be entitled to 50% of the target incentive award level. For each additional increment of actual adjusted EBITDA above the target level planned amount, the participant would receive an additional 10% of the target incentive award up to 100% of such target incentive award amount. The payout under the MISCP in fiscal 2010 would have been in the form of shares of the Company’s common stock. However, for fiscal 2010, the performance of the Company fell below the MISCP adjusted EBITDA and thus no amounts were awarded.

For fiscal 2011, the Compensation Committee reviewed and approved at its August 2010 committee meeting the Management Incentive Compensation Plan (“MICP”), a cash bonus plan that rewards eligible participants, including Named Officers and other key employees, for achievement of predetermined target performance. The MICP for fiscal 2011 is tied 50% toward audited adjusted EBITDA per the annual operating plan and 50% toward cash flow achievement. Each objective operates independently.

Long-Term Incentives—Equity Compensation

The Compensation Committee believes that a significant component of the compensation paid to our executives over the long-term should be derived from stock-based compensation. The committee determines the type of equity awards that are to be granted, which have historically been grants of restricted stock or stock options under our stock incentive plans. We believe that stock price appreciation and stock ownership in the Company are a valuable incentive to our executives and that grants of restricted stock and stock options to them serves to further align their interests with the interests of our stockholders as a whole and encourages our executives to manage the Company in its best long-term interests.

Stock Options

Stock options align executives’ interests with those of our stockholders, as options only have realizable value if the share price of Magnetek’s stock increases relative to the exercise prices of the options, which are set at the time of grant of such options. The Compensation Committee determines, on a discretionary basis, whether to grant stock options as well as the amount of shares of common stock subject to, and the terms of, the grants, based on an executive or key employee’s position within the Company, the recommendations of the CEO, and competitive market data.

Historically, stock options have been granted annually. Stock options have not been granted on set dates, but rather were generally granted at the Compensation Committee’s meeting held in January of each year and more recently at the committee’s August meeting, except in the case of our non-employee Directors, new hires, promotions or other special situations. In fiscal 2010, the committee did not make the traditional annual grant of stock options.

Restricted Stock

Restricted stock is granted to executives in part to facilitate retention and, for newly hired executives, recruitment. In fiscal 2010, following stockholder approval of the Restated 2004 Plan at our November 2009 Annual Meeting of Stockholders, the committee approved restricted stock awards to certain designated management employees of the Company, including the following Named Officers and former named executive officer of the Company:  Peter M. McCormick, President and CEO; Marty J. Schwenner, Vice President and CFO; Ryan D. Gile, Vice President and Corporate Controller; and Jolene L. Shellman, former Vice President Legal Affairs and Corporate Secretary. The number of restricted stock shares was based on 50% of the participant’s 2010 MISCP target percentage, divided by the closing price of the Company’s common stock on the grant date of November 11, 2009, with full (or “cliff”) vesting occurring after three years, at a cost to the Company of approximately $650,000.

In February 2010, the Compensation Committee also approved the grant of restricted stock awards to three of our Named Officers. Mr. McCormick was granted 18,110 shares, recognizing the calendar year Internal Revenue Code

Section 162(m) limitations reflected in the Restated 2004 Plan. In recognition of an expanded scope of responsibilities, Mr. Gile was granted 35,000 shares. Mr. Cramer was granted 44,196 shares associated with his hire as Vice President, General Counsel and Corporate Secretary. All such awards have a cliff vesting after three years from the grant date awards of February 26, 2010 for Messrs. McCormick and Gile and from the grant date award of March 31, 2010 for Mr. Cramer.

The grant date fair value of the restricted stock awarded to the Named Officers in fiscal year 2010, as determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 is shown in the “Grant Date Fair Market Value of Stock and Option Awards” column of the Grants of Plan-Based Awards Table on page 29.

For fiscal 2011, the Compensation Committee reviewed and approved at its August 2010 committee meeting the Executive Long-Term Incentive Plan (“ELTIP”), a stock incentive plan that awards eligible employees, including Named Officers and other key employees, based upon two elements, a retention award and a performance award based upon the achievement of long-term performance criteria in accordance with the Restated 2004 Plan.

Retirement Benefits

The Company maintains the Magnetek FlexCare Plus Retirement Pension Plan (the “Retirement Plan”), a defined benefit pension plan that covers certain employees. Effective October 29, 2002, the Retirement Plan was frozen with respect to new participants and effective June 30, 2003, the Retirement Plan was frozen with respect to existing participants.

Although the Retirement Plan is a defined benefit plan, each non-union participating employee’s accrued benefit is determined by the “cash balance” credited to the employee’s retirement account prior to June 30, 2003. The accounts are maintained for bookkeeping purposes only. After June 30, 2003, the date the Retirement Plan was frozen with respect to existing participants, compensation-based account credits were discontinued.

In fiscal 2010, Messrs. McCormick, Schwenner and Gile were entitled to pension benefits under the Retirement Plan. We provide defined benefit pensions to the above Named Officers because we provide similar benefits to most of our U.S. employees who were employed by the Company for a consecutive five-year period before October 29, 2002.

All of our Named Officers participate in the Magnetek Flexcare Plus Retirement Savings Plan (the “Savings Plan”), a 401(k) tax-qualified retirement savings plan. Under the Savings Plan, participating employees may contribute a portion of their compensation on a pre-tax basis and possibly a portion of their compensation on an after-tax basis or up to the IRS limit, whichever is lower. The Company matched up to 50% of the first 6% of participating employees’ pre-tax contributions during the first six months of fiscal 2010. All of our Named Officers except Mr. Cramer received this Company contribution and the amounts for fiscal 2010 are presented in the Summary Compensation Table and All Other Compensation Table respectively on pages 27 and 28. In order to reduce expenses, the Company suspended basic Company contributions effective January 1, 2010. The Company will continue to monitor the situation and evaluate re-adopting a discretionary contribution in the future.

In addition, Named Officers designated by the committee can participate in the Amended and Restated Director and Officer Compensation and Deferral Investment Plan (the “DOCDIP”). The primary purposes of the DOCDIP are (i) to provide Directors with the opportunity to defer voluntarily a portion of their Director’s fees, subject to the terms of the DOCDIP, (ii) to provide key designated executives, including the Named Officers, with the opportunity to defer voluntarily a portion of their compensation, subject to the terms of the DOCDIP and (iii) to encourage ownership of common stock by Directors and Named Officers and thereby align their interests more closely with the interests of the stockholders of the Company. We believe that the DOCDIP enhances our ability to attract and retain qualified Directors and executives.

Other Benefits

Our Named Officers also either participate or are eligible to participate in our other benefit plans and programs on the same terms as our other employees. In addition to the plans described above, these plans include our medical and dental insurance, term life insurance, long-term disability insurance, voluntary benefit plan and paid time-off plan. The value of other benefits, in total and itemized, provided by the Company to the Named Officers in fiscal year 2010 are presented in the Summary Compensation Table and All Other Compensation Table respectively on pages 27 and 28.

Employment, Change in Control and Other Agreements

We have change in control agreements with two of our Named Officers, Messrs. McCormick and Schwenner, that provide for the payment of severance benefits upon a change in control of the Company, provided the Named Officer is terminated within a two-year period of time following such change in control. Severance payments made to these Named Officers, when they are terminated without cause, generally include (i) payment of one and one-half times the sum of their annual salary and the amount of their target bonus for the fiscal year in progress, (ii) immediate vesting of all unvested stock options which then become exercisable for one year, (iii) immediate vesting of all unvested restricted stock which becomes free of all contractual restrictions, (iv) continued health coverage for 18 months or until he receives benefits from another employer, (v) outplacement services not in excess of 17% of the Named Officer’s annual base salary and (vi) if applicable, a tax gross-up payment.

The Board of Directors, upon recommendation of the Compensation Committee, has approved a form of retention agreement for certain vice president level officers of the Company, including any elected or appointed vice president. The retention agreement provides for the payment of severance benefits upon a change in control within a one-year period after the change in control. Severance payments made to these officers, when their employment is terminated without cause, generally include: (i) payment of one year’s salary and the target bonus for the fiscal year in progress, (ii) continuation of health benefits for six months, (iii) immediate vesting of all outstanding stock options and restricted stock awards, with a one year exercise period for vested options and (iv) outplacement services having a cost to the Company of not more than 10% of the vice president’s annual base salary. The Company entered into a retention agreement with Named Officer Scott S. Cramer during fiscal 2010. The vice president retention agreements do not include an excise tax gross-up provision.

We believe these agreements are a fair reward for hard work and value creation, assist us in retaining these executives, and provide incentives for them to remain with us during periods of uncertainty at the end of which such executives may not be retained. The Named Officers with change in control agreements or retention agreements, as well as the value of potential payments upon a change in control, and the amount of excise tax gross up, if any, are presented in the Employment, Severance and Change in Control Agreements and Other Arrangements Table on page 32. The change in control agreements and retention agreements do not provide benefits if employment is terminated for cause, death or disability or if employment is voluntarily terminated by the Named Officer or other vice president without good reason, as defined in the change in control agreements and retention agreements. The definition of change in control for both types of agreements includes any event described as a change in control in the Restated 2004 Plan and any event which results in the Board of Directors ceasing to have at least a majority of its members serve as continuing directors.

In February 2010, the Compensation Committee approved a transition and separation agreement for Jolene L. Shellman in recognition of her years of service to the Company and to provide an incentive for her to assist in the transition process and to make other promises contained in the agreement. The Compensation Committee believes that the agreement was appropriate, reasonable and comparable to benefits that had been historically provided by the Company and the benefits provided by other public companies. The agreement provided for (i) continuation of salary and benefits through the April 23, 2010 date of termination of her employment, (ii) payment of an $87,500 severance amount, (iii) accelerated vesting of certain unvested options and the right to exercise all vested unexpired options until April 23, 2010 and (iv) vesting on April 23, 2010 of restricted stock awards granted on January 30, 2008 and November 11, 2009. The agreement also contained mutual releases and certain restrictive covenants, including confidentiality and non-solicitation obligations and a covenant not to sue.

Recoupment Policy

In addition to other remedies available to the Company, in the event the Company is required to prepare an accounting restatement of the financial statements of the Company resulting from material non-compliance with financial reporting requirements under applicable securities laws, the Company will seek to recover from all current and former executive officers who received incentive-based compensation during the three year period preceding the date of such restatement any such compensation that was paid to such executive officers in excess of the amount of what would have been paid under the restated financial statements.

Stock Ownership Guidelines

In August 2010, the Board of Directors adopted formal guidelines for the level of stock ownership in our Company by our executive officers, including our Named Officers and our Directors. Our Named Officers have tiered guidelines such that each Named Officer must own a specified amount of qualifying shares with a market value equal to a specified multiple of annual base salary within five years from adoption of the guidelines or the date of appointment as a Named Officer. The multiples are three for our CEO, two for our CFO and one for our applicable vice presidents. Each of our Directors must own qualifying shares with a market value of three times such Director’s annual retainer within five years from the original dates of his or her appointment or election.

Tax Policy

Section 162(m) of the Internal Revenue Code limits our deductibility of cash compensation in excess of $1 million paid to the CEO and the four highest compensated executive officers during any taxable year, unless such compensation meets certain requirements. Total cash compensation is within $1 million for all Named Officers for fiscal 2010 and therefore all compensation should be deductible by us. The Compensation Committee has considered and will continue to consider deductibility in structuring compensation arrangements. However, the committee retains discretion to provide compensation arrangements that it believes are consistent with the goals described above and in the best interests of the Company and our stockholders, even if those arrangements are not fully deductible under Section 162(m).

Our incentive bonuses are intended to comply with the rules under Section 162(m) for treatment as performance-based compensation. Therefore, we should be allowed to deduct compensation related to incentive bonuses.

If payments to any of our Named Officers under the change in control agreements are determined to be “excess parachute payments” under section 280G of the Internal Revenue Code and are subject to an excise tax, we will pay the affected Named Officer’s excise tax, and make needed gross-up payments, so that the Named Officer is in the same position he or she would have been in had the excise tax not been assessed. The excise tax is sometimes assessed on payments made to certain individuals in connection with a change in control of the Company, when the payments are unusually large when compared with the individual’s historic pay. The tax can be assessed on accelerated vesting of equity awards and on certain severance payments made to the individual if the individual is terminated after a change in control. We have agreed to gross-up our Named Officers for any such exercise taxes because we believe the Named Officers should be entitled to the full economic benefit of the payments they would otherwise receive, even though we would not be able to take a tax deduction on those gross-up payments. The retention agreement entered into by the Company in fiscal 2010 with Mr. Cramer does not include any such gross-up provision for the payment of excise taxes.

EXECUTIVE COMPENSATION

The information regarding the Company’s executive officers is included in Part I, Item I, under the caption “Supplementary Information—Executive Officers of the Company” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2010 and is hereby incorporated by reference into this Proxy Statement.

SUMMARY COMPENSATION TABLE

The table below summarizes information concerning compensation for fiscal 2010 of those persons who were at June 27, 2010:  (i) our CEO, (ii) our CFO, (iii) our other Named Officers and (iv) Jolene L. Shellman, who was a Named Officer until the termination of her employment with the Company on April 23, 2010.

						Non-Equity	Non-qualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	$	$	$ (1)	$ (2)	$ (3)	$ (4)	$ (5)	$

Peter M. McCormick (a)	2010	300,000	-	153,260	-	-	1,749	15,401	470,410
President &	2009	294,808	-	-	417,030	247,146	3,789	23,264	986,037
CEO	2008	280,000	-	-	88,373	136,800	5,315	18,817	529,305

Marty J. Schwenner	2010	235,000	-	88,125	-	-	2,141	15,353	340,619
Vice President &	2009	235,000	-	-	69,505	158,398	4,637	23,073	490,613
CFO	2008	230,000	-	-	88,400	112,800	6,503	38,487	476,190

Ryan D. Gile	2010	151,116	-	77,438	-	-	-	15,145	243,699
Vice President &	2009	140,500	-	-	-	44,194	260	20,197	205,151
Corporate Controller	2008	135,500	-	32,490	22,100	30,352	365	15,891	236,698

Scott S. Cramer	2010	71,923	-	74,249	-	-	-	150	146,322
Vice President, General Counsel	2009	-	-	-	-	-	-	-	-
& Corporate Secretary	2008	-	-	-	-	-	-	-	-

Jolene L. Shellman (b)	2010	149,760	-	30,625	-	-	-	96,369	276,754
Former Vice President Legal Affairs	2009	175,000	-	-	-	55,046	-	14,906	244,952
and Corporate Secretary	2008	135,000	33,750	32,490	22,100	30,240	-	11,554	265,134

(a)	Served as Executive Vice President and Chief Operating Officer until he became President and Chief Executive Officer on October 28, 2009.

(b)	No longer employed by the Company as of April 23, 2010 and no longer serving as Vice President Legal Affairs and Corporate Secretary as of March 1, 2010.

(1)
The amounts shown represent the aggregate grant date fair value for awards granted in fiscal years 2010, 2009 and 2008, computed in accordance with FASB ASC Topic 718, assuming zero forfeitures. For a discussion of the valuation assumptions used, see Note 12 to our fiscal 2010 audited financial statements included in our Annual Report on Form 10-K. The restrictions on restricted stock awards are service-based and vest at varying dates, either three or four years from the grant date.

(2)
The amounts shown represent the aggregate grant date fair value for awards granted in fiscal years 2010, 2009 and 2008, computed in accordance with FASB ASC Topic 718, assuming zero forfeitures. For a discussion of the valuation assumptions used, see Note 12 to our fiscal 2010 audited financial statements included in our Annual Report on Form 10-K.

(3)
For fiscal year 2010 there was no non-equity incentive plan.  Consists of cash awards made under the Company's Management Incentive Compensation Plan. The amount is based on performance during the fiscal year but is not paid until the following fiscal year.

(4)	Consists of the change in the actuarial present value of the individual's benefit, including interest earnings, under the Company's defined benefit pension plan from June 28, 2009 to June 27, 2010.

(5)	Consists of compensation included in the All Other Compensation Table which follows this table.

ALL OTHER COMPENSATION TABLE

The following table sets forth the specific items included in the “All Other Compensation” column of the Summary Compensation Table.

		Company
		Contributions
		to Defined
		Contribution	Insurance	Relocation
Name	Year	Plan $ (1)	Premiums $ (2)	Expenses $	Other $		Total $

Peter M. McCormick	2010	2,827	12,574	-	-		15,401
	2009	5,750	16,989	-	525	(3)	23,264
	2008	6,651	11,656	-	510	(3)	18,817

Marty J.Schwenner	2010	3,187	12,166	-	-		15,353
	2009	7,413	15,660	-	-		23,073
	2008	7,413	11,394	19,680	-		38,487

Ryan D. Gile	2010	3,572	11,573	-	-		15,145
	2009	5,126	14,546	-	525	(3)	20,197
	2008	4,965	10,926	-	-		15,891

Scott S. Cramer	2010	-	150	-	-		150
	2009	-	-	-	-		-
	2008	-	-	-	-		-

Jolene L. Shellman	2010	779	8,090	-	87,500	(4)	96,369
	2009	4,122	10,784	-	-		14,906
	2008	3,882	7,672	-	-		11,554

(1)	Consists of contributions made by the Company during fiscal years 2010, 2009 and 2008 under the Magnetek Flexcare Plus Retirement Savings Plan (401(k) plan).

(2)	Includes amounts paid by the Company for medical, term life and long-term disability.

(3)	Includes club membership dues for Messrs. McCormick and Gile.

(4)	Includes severance amount paid pursuant to a separation agreement between the Company and Ms. Shellman as discussed on page 25.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR TABLE

The following table sets forth the awards, if any, under the Company’s MISCP and under the Restated 2004 Plan (stock options and restricted stock) during fiscal 2010.

		All Other Stock	All Other Option		Grant Date
		Awards; Number	Awards; Number of	Exercise or	Fair Market
		of Shares of	Securities	Base Price of	Value of Stock
		Stock	Underlying Options	Option Awards	and Option
Name	Grant Date	of Units (#) (1)	(#)	($/Sh)	Awards ($) (2)

Peter M. McCormick	11/11/09	100,000	-	-	127,000
	02/26/10	18,110	-	-	26,260

Marty J. Schwenner	11/11/09	69,390	-	-	88,125

Ryan D. Gile	11/11/09	21,014	-	-	26,688
	02/26/10	35,000	-	-	50,750

Scott S. Cramer	03/31/10	44,196	-	-	74,249

Jolene L. Shellman	11/11/09	24,114	-	-	30,625

(1)	Reflects Restricted Stock awarded under the Restated 2004 Plan.

(2)	Reflects the grant date fair value computed in accordance with FASB ASC Topic 718.

EQUITY COMPENSATION PLAN INFORMATION TABLE

The following table reflects information as of the end of the Company’s 2010 fiscal year with respect to securities issuable under the Company’s equity compensation plans (including under the Restated 2004 Plan and under individual compensation arrangements) all of which securities are shares of the Company’s common stock.

Number of securities
	Number of		remaining available
	securities to be		for future issuance
	issued upon	Weighted-average	under equity
	exercise of	exercise price of	compensation
	outstanding	outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected
Plan Category	and rights	and rights	in column (a))
	(a)	(b)	(c)
Equity Compensation Plans
Approved by Security Holders	2,324,149	$5.16	3,374,330	(1)

Equity Compensation Plans Not
Approved by Security Holders	0	0	0

Total	2,324,149	$5.16	3,374,330	(1)

(1)
The total number of securities remaining available for future issuance under our equity compensation plans as of the end of fiscal 2010 includes 2,676,245 shares under the Restated 2004 Plan and 698,085 shares under the 1997 Non-Employee Director Stock Option Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table sets forth the stock option awards previously granted to the Named Officers and former Named Officer, Jolene L. Shellman, which were outstanding at the end of fiscal year 2010 either due to the award not yet being vested or due to the Named Officer’s or former Named Officer’s decision not to exercise vested awards. The table also sets forth restricted stock awards previously granted to the Named Officers or former Named Officer for which the restrictions have not yet lapsed.

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities				Number of		Market Value of
	Underlying	Underlying				Shares or Units		Shares or Units
	Unexercised	Unexercised		Option	Option	of Stock That		of Stock That
	Options (#)	Options (#)		Exercise	Expiration	Have Not		Have Not
Name	Exercisable (1)	Unexercisable		Price ($)	Date	Vested (#)		Vested ($) (2)
Peter M. McCormick	15,000	-		7.97	07/26/10	118,110	(3)	129,921
	25,000	-		10.81	07/27/10
	40,000	-		6.72	07/25/12
	35,000	-		5.15	12/23/12
	30,000	-		4.00	07/30/13
	25,000	-		6.70	01/28/14
	20,000	20,000	(7)	3.61	01/30/18
	75,000	225,000	(8)	2.30	10/31/18
Marty J. Schwenner	5,000	-		7.97	07/26/10	69,390	(4)	76,329
	15,000	-		10.81	07/27/11
	4,026	-		11.95	04/01/12
	20,000	-		6.72	07/25/12
	10,000	-		3.35	02/21/13
	30,000	-		4.00	07/30/13
	10,000	-		7.55	07/07/14
	20,000	20,000	(7)	3.61	01/30/18
	12,500	37,500	(8)	2.30	10/23/18
Ryan D. Gile	12,000	-		6.72	07/25/12	65,014	(5)	71,515
	10,000	-		6.70	01/28/14
	11,000	-		8.00	07/01/14
	5,000	5,000	(7)	3.61	01/30/18
Scott S. Cramer	-	-				44,196	(6)	48,616
Jolene L. Shellman	15,000	-		5.31	04/23/11
	10,000	-		3.61	04/23/11

(1)	All options in the column are vested.

(2)	The market value of shares or units of stock that have not vested per the table above is based on the closing trading price ($1.10) of the Company’s common stock at June 25, 2010.

(3)	Restrictions lapse and vesting occurs as to 100,000 shares on November 11, 2012 and on February 26, 2013 as to remaining 18,110 shares.

(4)	Restrictions lapse and vesting occurs as to 69,390 shares on November 11, 2012.

(5)	Restrictions lapse and vesting occurs as to 9,000 shares on January 30, 2012, as to 21,014 shares on November 11, 2012 and as to the remaining 35,000 shares on February 26, 2013.

(6)	Restrictions lapse and vesting occurs as to 44,196 shares on March 31, 2013.

(7)	Options vest 25% on each anniversary date of grant and are fully vested on January 30, 2012.

(8)	Options vest 25% on each anniversary date of grant and are fully vested on October 31, 2012 for Mr. McCormick and on October 23, 2012 for Mr. Schwenner.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR TABLE

The table includes information related to options exercised by the Named Officers and former Named Officer, Jolene L. Shellman, during fiscal year 2010 and the number and value of stock awards vested at the end of the fiscal year.

	Option Awards		Stock Awards
	Number of Shares
	Acquired on	Value Realized	Number of Shares	Value Realized
Name	Exercise	on Exercise	Acquired on Vesting	on Vesting
	(#)	($)	(#)	($)
Peter M. McCormick	-	-	50,000	79,000
Marty J. Schwenner	-	-	27,500	43,450
Ryan D. Gile	-	-	12,500	19,750
Scott S. Cramer	-	-	-	-
Jolene L. Shellman	-	-	33,114	60,267

(1)	The dollar amounts for stock awards are determined by multiplying the number of shares that vested by the per-share closing price of our common stock on the vesting date.

PENSION BENEFITS FOR FISCAL YEAR TABLE

The following table sets forth information with respect to the Company’s Retirement Plan as of June 27, 2010.

	Number of	Present
	Years	Value of	Payments
	Credited	Accumulated	During Last
	Service (#)	Benefit ($)	Fiscal Year ($)
Peter M. McCormick	12	121,202	-
Marty J. Schwenner	15	148,300	-
Ryan D. Gile	3	8,329	-
Scott S. Cramer	N/A	N/A	N/A
Jolene L. Shellman	N/A	N/A	N/A

The Retirement Plan was frozen in June 2003. As a result, no contribution credits have been accrued to participants’ individual accounts. Rather, the accounts are credited annually with interest income. Mr. Cramer and Ms. Shellman’s employment began after the Retirement Plan was frozen and, therefore, they do not participate in the Retirement Plan.

The lump sum amounts in the Present Value of Accumulated Benefit column of the table represent the participants’ respective cash balances at June 27, 2010.

EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL AGREEMENTS

AND OTHER ARRANGEMENTS TABLE

The following table presents the estimated payouts that would be made upon a change in control of the Company coupled with a Named Officer’s termination of employment (other than for cause or voluntary retirement or due to his or her death or disability) assuming the change in control occurred as of June 27, 2010. The calculations are intended to provide reasonable estimates, based on the noted assumptions, of the potential benefits payable. The benefits are required to be paid in cash in a single lump-sum payment within five days of the Named Officer’s termination date. The actual amount of severance benefits, including excise tax gross-ups (if any), will depend upon the Named Officers’ base salary, the terms of change in control transaction and the subsequent impact on the Named Officer’s employment. See page 25 for a more detailed description of the terms of the Company’s change in control agreements with Messrs. McCormick and Schwenner and retention agreements with Messrs. Gile and Cramer.

			Annual
			Incentive			Restricted	Exercise Tax
			Based		Stock	Stock	Gross-Ups ($)
Name	Base Salary ($)		Compensation		Options $ (3)	Awards ($) (4)	(5)	Benefits ($)		Total ($)
Peter M. McCormick	450,000	(1)	450,000	(1)	0	129,921	0	21,600	(6)	1,051,521

Marty J. Schwenner	352,500	(1)	264,375	(1)	0	76,329	0	21,600	(6)	714,804

Ryan D. Gile	152,500	(2)	53,375	(2)	0	71,515	N/A	7,200	(7)	284,590

Scott S. Cramer	220,000	(2)	77,000	(2)	0	48,616	N/A	7,200	(7)	352,816

(1)	Represents 1.5 times the Officer’s base salary and target bonuses of June 27, 2010.

(2)	Represents 1.0 times the Officer’s base salary and target bonus as of June 27, 2010.

(3)
Calculation is based on the closing trading price ($1.10) of the Company’s common stock at June 25, 2010; the amount is zero because all of the Named Officers’ stock options’ strike prices were in excess of the market prices.

(4)	Calculation is based on the closing trading price ($1.10) of the Company’s common stock at June 25, 2010.

(5)
Based on the applicable provisions of the Internal Revenue Code, no amount would be payable for excise and related income taxes owed on severance-related payments under the change in control agreement with Messrs. McCormick and Schwenner following a change in control and termination of employment, as of June 25, 2010. The retention agreements with Messrs. Gile and Cramer do not contain a gross-up provision.

(6)	Estimated amount of medical insurance premiums to be provided for 18 months following change in control.

(7)	Estimated amount of medical insurance premiums to be provided for 6 months following change in control.

Separation amounts paid in fiscal year 2010: During fiscal 2010, Jolene L. Shellman received $87,500 in connection with the termination of her employment with the Company. See page 25 for a description of the terms and provisions of her separation agreement.

DIRECTOR COMPENSATION

During fiscal 2010, the independent non-employee Directors received the compensation reflected in the following table. Other than as described in this paragraph, none of the non-employee Directors received any other compensation from Magnetek, except for reimbursement of reasonable expenses incurred to attend Board and committee meetings and to perform other relevant Board and committee duties. As previously reported, on October 24, 2008, David A. Bloss received a grant of non-qualified stock options to purchase 79,165 shares of the Company’s common stock, with a grant date value of $100,000 as determined using the Black-Scholes Model, as consideration for services provided under an Advisory Services Agreement. This agreement was terminated and the stock options vested on August 31, 2009. David P. Reiland was compensated as an employee of the Company until the termination of his employment as of January 15, 2009. In August 2009, Mr. Reiland received $170,381 non-equity incentive plan payment related to his employment for fiscal 2009. In addition, in fiscal 2010, the Company paid $5,042 for health insurance on behalf of Mr. Reiland pursuant to a Separation Agreement between the Company and Mr. Reiland.

DIRECTOR COMPENSATION FOR FISCAL YEAR TABLE

	Fees Earned	Stock	Option	All Other
	or Paid in	Awards ($)	Awards ($)	Compensation
Name	Cash ($)	(1)	(2)	($)	Total ($)
David A. Bloss, Sr.	0	66,259	5,300	0	71,559

Yon Y. Jorden	0	69,017	5,300	0	74,317

Mitchell I. Quain	0	68,500	5,300	0	73,800

David P. Reiland	0	55,500	5,300	$ 5,042	65,842

(1)
Reflects the share-based compensation expense during 2010 computed in accordance with FASB ASC Topic 718 for outstanding phantom shares of common stock received in lieu of retainer and meeting fees. See Note 12 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended June 27, 2010, for a discussion of assumptions made in valuation of share-based compensation.

(2)
Reflects the grant date fair value computed in accordance with FASB ASC Topic 718. See Note 12 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended June 27, 2010, for a discussion of assumptions made in valuation of share-based compensation. The options expire ten years from the grant date and vest in 50% increments annually beginning on the first anniversary of the grant date, continuing until the second anniversary.

Form of Payment of Board Fees.  Under the terms of the DOCDIP, Directors are required to receive phantom shares of Magnetek’s common stock in lieu of cash for their annual retainer for Board and committee membership and chairmanship fees. The phantom shares are held in a rabbi trust until January of the calendar year after the Director’s services on the Board of Directors terminates. One phantom share equates to one share of Company common stock. A Director may elect to receive payment of meeting fees in quarterly cash payments or in shares of phantom stock, provided the Director timely elects to defer the meeting fees in accordance with the requirements of Section 409A of the Internal Revenue Code, as amended. The annual retainer, chairmanship fees and meeting fees are paid quarterly at the end of each calendar quarter. Currently, all Directors have elected to receive payment of all meeting fees in phantom shares of common stock.

The number of shares of Magnetek’s common stock to be issued to Directors in lieu of cash on each payment date is equal to (i) the amount of the cash retainer fees or cash meeting fees payable to each Director at the rates then in effect divided by (ii) the fair market value of Magnetek’s common stock as determined on the payment date. No fractional shares may be granted under the DOCDIP. Instead, the cash remainder will be paid to the participant.

In fiscal 2010 the annual retainer fee for independent, non-employee Directors was $35,000; the annual retainer for committee chairmanship (except Audit Committee chairmanship) was $10,000; the annual retainer for Audit Committee chairmanship was $12,000; the attendance fee for each Board meeting was $1,500; the attendance fee for each committee meeting was $1,000; and the attendance fee for telephonic Board and committee meetings was $500.

Equity Awards. Under Magnetek’s 1997 Non-Employee Director Stock Option Plan (the “DSOP”), as amended, each “qualifying” Director (any Director of Magnetek who on the date of the grant is a member of the Board of Directors and is neither an officer nor an employee of Magnetek or any of its subsidiaries) is automatically granted annually, on the last business day of the Company’s fiscal year, a non-qualified option to purchase 7,500 shares of Magnetek’s common stock. The per share exercise price of the option is the fair market value of a share of Magnetek’s common stock on the date of the grant, and the option term is ten years. In fiscal year 2010, each Director who served on the Board as of June 25, 2010 received options to purchase 7,500 shares of common stock at an exercise price of $1.105 per share, which was the fair market value of the Company’s stock on June 25, 2010. Fifty percent of the options granted vest on the first anniversary of the grant date and the remaining fifty percent vest on the second anniversary of the grant date.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis prepared by management and included in this Proxy Statement for the 2010 Annual Meeting. In reliance on these reviews and discussions with management, the Compensation Committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

This report is submitted by the Compensation Committee:

David A. Bloss, Sr. (Chairman)
Yon Y. Jorden
Mitchell I. Quain

REPORT OF THE AUDIT COMMITTEE

The following report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing that we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended June 27, 2010 with Magnetek’s management, its internal auditors, and with representatives of Ernst & Young LLP, the Company’s independent registered public accounting firm. Both management and representatives of Ernst & Young LLP represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles. In connection with the committee’s review of the financial statements, the committee considered and discussed the quality of the financial reporting and disclosures, management’s assessment of the Company’s internal control over financial reporting and Ernst & Young LLP’s evaluation of the Company’s internal control over financial reporting. As required by Statement on Auditing Standards No. 61 (Communications with Audit Committees), the committee also discussed and reviewed with Ernst & Young LLP critical accounting policies and practices, internal controls and the scope of audits performed by Ernst & Young LLP, as well as matters relating to Ernst & Young LLP’s judgment about the quality and acceptability of the Company’s accounting principles as applied in its financial reporting. The committee relies, without independent verification, on the information provided to it and on the representations of management and the independent registered public accounting firm.

The committee met independently with representatives of Ernst & Young LLP to review and discuss their independence from management and the Company, and received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.

The committee has further reviewed all fees paid to Ernst & Young LLP during the fiscal year and has considered the compatibility of Ernst & Young LLP’s performance of non-audit services with the maintenance of Ernst & Young LLP’s independence as the Company’s public accounting firm.

Based on the above-mentioned review and discussions with management and the accountants, the Audit Committee recommended to the Board that the audited financial statements be included in Magnetek’s Annual Report on Form 10-K for the fiscal year ended June 27, 2010 for filing with the SEC.

Yon Y. Jorden (Chairman)
David A. Bloss, Sr.
Mitchell I. Quain

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Based solely upon a review of the forms filed with the SEC by Magnetek’s officers and Directors regarding their ownership of and transactions in the Company’s common stock and upon written representations from the officers and Directors that no additional forms were required, the Company believes that during fiscal 2010 each officer and Director complied with the Section 16(a) filing requirements of the Securities and Exchange Act of 1934.

EXHIBIT A

FOURTH AMENDED AND RESTATED
1997 NON-EMPLOYEE STOCK OPTION PLAN
OF MAGNETEK, INC.

(APPROVED BY THE BOARD OF DIRECTORS ON AUGUST 10, 2010 AND SUBJECT
TO STOCKHOLDER APPROVAL AT THE 2010 ANNUAL MEETING)

MAGNETEK, INC.
AMENDED AND RESTATED
2010 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1.      Purpose of the Plan. Under this 2010 Non-Employee Director Stock Option Plan (the “Director Plan”) of Magnetek, Inc., a Delaware corporation (the “Company”), options shall be granted to eligible persons, as set forth in Section 4, to purchase shares of the Company's common stock (“Common Stock”). This Director Plan is designed to promote the long-term growth and financial success of the Company by enabling it to attract, retain and motivate such persons by providing for or increasing their interest in the Company. This Plan replaces the Amended and Restated 1997 Non-Employee Director Stock Option Plan of the Company as of January 1, 2008 (the “1997 Plan”).

2.      Effective Dates. This Director Plan originally became effective on April 22, 1997. Options may not be granted subsequent to (a) the maximum number of shares that may be subject to options hereunder have been awarded or (b) termination of this Director Plan by the Board of Directors of the Company (the “Board”), whichever is earlier.

3.      Plan Operation. To the extent that any questions of interpretation arise hereunder, these shall be resolved by the Board.

4.      Eligible Persons. The persons eligible to receive a grant of non-qualified stock options hereunder are any Director of the Board who on the date of said grant is not an employee of the Company or a subsidiary of the Company (a “Qualifying Director”).

5.      Stock Subject to Director Plan. The maximum number of shares that may be subject to options granted hereunder shall be 1,150,000 shares of Common Stock, subject to adjustments under Section 6. Shares of Common Stock subject to the unexercised portions of any options granted under this Director Plan which expire, terminate or are forfeited or cancelled may again be subject to options under this Director Plan.

6.      Adjustments. In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, spin-off, stock dividend or combination of shares, appropriate adjustments shall be made in the number and kind of shares: (a) that may be subject to options granted under this Director Plan; (b) as to which options may thereafter be granted or issued under this Director Plan and (c) for which options then outstanding under this Director Plan may thereafter be exercised. Any such adjustments in outstanding options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such options.

7.      Stock Options.

(a)      Upon initial election or appointment of any director to the Board or upon a continuing director becoming a Non-Officer Qualifying Director, such Non-Officer Qualifying Director will receive an option to purchase a number of shares of the Company's Common Stock pursuant to the terms and conditions described in this Section 7. In addition, Non-Officer Qualifying Directors will be automatically granted, on an annual basis, a non-qualified stock option to purchase a number of  shares of the Company's Common Stock on the last business day of the Company's fiscal year ending after the initial grant of such Non-Officer Qualifying Director's share option pursuant to this Section 7. The number of shares subject to such option to purchase for the initial award and the annual award shall be determined by the Board. Each option granted pursuant to this Section 7(a) will have a term of ten years and shall become exercisable as follows: options with respect to 50% of the shares one year after the date of grant and options with respect to the remaining 50% of the shares two years after the date of grant.

(b)      The Board may from time to time, in its absolute discretion, grant non-qualified stock options to Qualifying Directors. Each option granted pursuant to this Section 7(b) will have a term of ten years unless otherwise specified by the Board, and the Board shall, in its absolute discretion, determine the exercisability and other provisions of such option.

(c)      The per share exercise price of options granted under this Director Plan will be the fair market value of a share of the Company's Common Stock on the date of grant (the “Fair Market Value”), defined as (i) the mean between the highest and lowest sales prices of a share of the Company's stock on the principal exchange on which shares of the. Company's stock are then trading, if any, on such determination date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred, as such prices are quoted in The Wall Street Journal; or (ii) if such stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the mean between the highest and lowest sales prices (if the stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on such determination date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock, on such determination date, as determined in good faith by the Board; or (iv) if the Company's stock is not publicly traded, the fair market value established by the Board in good faith. The Board shall use such procedures to determine fair market value in compliance with Code Section 409A and the regulations or other guidance issued thereunder.

(d)      If on any date upon which options are to be granted under this Director Plan the number of shares of Common Stock remaining available under the Director Plan are less than the number of shares required for all grants to be made on such date, then options to purchase a proportionate amount of such available number of shares of Common Stock shall be granted to each Qualifying Director.

8.      Documentation of Grants. Awards made under this Director Plan may be evidenced by written agreements or such other appropriate documentation as the Board shall prescribe. The Board need not require the execution of any instrument or acknowledgment of notice of an award under Section 7(a) of this Director Plan, in which case continued service as a Qualifying Director by the respective optionees will constitute agreement to the terms of the award.

9.      Nontransferability. Unless otherwise approved by the Board, options granted under this Director Plan are nontransferable by the optionee otherwise than by will or the laws of descent and distribution, and are exercisable, during the optionee's lifetime, only by the optionee.

10.      Amendment and Termination. The Board may alter, amend, suspend, or terminate this Director Plan, provided that no such action shall deprive any optionee, without his consent, of any option theretofore granted to the optionee pursuant to this Director Plan or of any of his rights under such option and provided further that the provisions of this Director Plan designating persons eligible to participate in the Director Plan and specifying the amount, exercise price and timing of grants under the Director Plan shall not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Notwithstanding the foregoing, no alteration, amendment, suspension or termination of this Director Plan or any other document evidencing an Award under this Director Plan shall cause all or a part of the payment under any Award to be subject to additional tax under Code Section 409A.

11.      Termination of Directorship. All vested options held by Qualifying Directors as of the date of cessation of service as a director may be exercised by the Qualifying Director or his heirs or legal representatives for one year after such cessation of service.

12.      Merger, Consolidation, Acquisition, Liquidation or Dissolution. Upon or in connection with the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation, person or group of all or substantially all of the Company's assets or 40% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company:

(a)      If so provided in the relevant agreement relating to a merger, consolidation, acquisition of assets, liquidation or dissolution, such option shall be either assumed or replaced by a substitute option, as applicable, issued by the successor or any corporation that is a “parent” of the Company within the meaning of Rule 405 under the Securities and Exchange Act of 1933, as amended (the “Securities Act”), resulting from such transaction, without any further action on the part of the Board or the Qualifying Director.

(b)      If no provision is made as set forth in (a), or in the event of an acquisition of 40% or more of the Company's then outstanding voting stock to which subsection (c) is inapplicable, such option shall become (to the extent not then fully vested) fully exercisable from and after the date which is thirty days prior to the effective date of the transaction and until the normal expiration thereof.

(c)      In the event of an acquisition of 40% or more the Company's then outstanding voting stock (other than pursuant to a merger resulting in the ownership of all of the Company's outstanding Common Stock by another corporation), if as a result of the transaction the Company's Common Stock will cease to be traded on a national stock exchange, listed as a National Market Issue on the National Market System or quoted on the NASDAQ quotation system, each option which has not been exercised prior to the consummation of the transaction shall be converted automatically into the right to receive, within thirty days of such consummation, an amount in cash equal to the difference between the aggregate exercise price for all shares subject to the option (whether or not then subject to exercise) and the Fair Market Value of such shares on the date which is the last trading date preceding the consummation of such transaction.

(d)      The foregoing provisions shall have no application to a merger in which (i) the Company is the surviving corporation, (ii) no person or group acquires 40% or more of the Company's outstanding voting stock, and (iii) the shares of the Company's Common Stock outstanding prior to the merger remain outstanding thereafter.

13.      Manner of Exercise. All or a portion of an exercisable option shall be deemed exercised upon delivery to the Secretary of the Company at the Company's principal office of all of the following: (i) a written notice of exercise specifying the number of shares to be purchased signed by the Qualifying Director or other person then entitled to exercise the option, (ii) full payment of the exercise price for such shares by any of the following or combination thereof: (a) cash, (b) certified or cashier's check payable to the order of the Company, (c) the delivery of whole shares of the Company's Common Stock owned by the option holder, or (d) by requesting that the Company withhold whole shares of Company Common Stock then issuable upon exercise of the option (for purposes of such a transaction the shares withheld by the Company shall be valued at the Fair Market Value as of the date prior to the exercise date), (iii) such representations and documents as the Board, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and other federal or state securities laws or regulations, (iv) in the event that the option shall be exercised by any person or persons other than the Qualifying Director, appropriate proof of the right of such person or persons to exercise the option, and (v) such representations and documents as the Board, in its sole discretion, deems necessary or advisable.

14.      Compliance with Law. Common Stock shall not be issued upon exercise of an option granted under this Director Plan unless and until counsel for the Company shall be satisfied that any conditions necessary for such issuance to comply with applicable federal, state or local tax, securities or other laws or rules or applicable securities exchange requirements have been fulfilled.

15.      Compliance with Code Section 409A.  The Awards granted hereunder are intended to comply with the exception to Code Section 409A set forth in Treas. Reg. § 1.409A-1(b)(5)(i)(A). However, to the extent any Award does not meet the requirements of this exception and therefore is subject to the requirements of Code Section 409A, to the extent necessary to comply with Code Section 409A, any Award that is subject to Code Section 409A may be modified, replaced or terminated in the discretion of the Board. Notwithstanding any provision of this Director Plan or any document evidencing an Award to the contrary, in the event that the Board determines that any Award is or may become subject to Code Section 409A, the Company may adopt such amendments to this Director Plan and the related documents evidencing any Awards, without the consent of the Participant, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effective dates), or take any other action that the Board determines to be necessary or appropriate to either comply with Code Section 409A or to exclude or exempt this Director Plan or any Award from the requirements of Code Section 409A.

ANNUAL MEETING OF STOCKHOLDERS OF

MAGNETEK, INC.

November 10, 2010

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your Proxy Card available when you access the web page and use the Company Number and Account Number shown on your Proxy Card.

TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your Proxy Card available when you call and use the Company Number and Account Number shown on your Proxy Card.
COMPANY NUMBER
ACCOUNT NUMBER

Vote online/phone until 11:59 PM Eastern Time the day before the cut-off or meeting date.
MAIL – Sign, date and mail your Proxy Card in the envelope provided as soon as possible.

IN PERSON – You may vote your shares in person by attending the Annual Meeting of Stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 10, 2010. The Notice of Annual Meeting of Stockholders, Proxy Statement and 2010 Annual Report are available at www.magnetek.com in the “Investor Relations” section under “Proxy Online.”

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.Election of Directors:
☐ FOR ALL NOMINEES	NOMINEES: m David A. Bloss, Sr. m Yon Y. Jorden m Mitchell I. Quain m David P. Reiland
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

FOR AGAINST ABSTAIN
2.Ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2011.	☐ ☐ ☐
FOR AGAINST ABSTAIN
3.Approval of Adoption of the Fourth Amended and Restated 1997 Non-Employee Director Stock Option Plan of Magnetek, Inc.	☐ ☐ ☐
4.The undersigned hereby confers upon the proxies the discretion to act upon such other business as may properly come before said meeting or adjournment thereof.
Receipt of copies of the Annual Report to Stockholders, the Notice of the Annual Meeting of Stockholders and the Proxy Statement dated September 20, 2010 is hereby acknowledged.
TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.     ☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MAGNETEK INC.

ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 10, 2010

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints PETER M. MCCORMICK and SCOTT S. CRAMER or either of them, attorneys and proxies, to represent the undersigned, with power of substitution, to appear and to vote all shares of stock of MAGNETEK, INC. (the “Company”) which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at N50 W13775 Overview Drive, Menomonee Falls, Wisconsin, on November 10, 2010 at 10:00 a.m. Central Standard Time and any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the stockholder named on the reverse side. If no direction is given, this Proxy will be voted FOR proposals 1, 2 and 3, and in the proxies’ discretion on any other matters coming before the meeting.

(Continued and to be signed on the reverse side)

COMMENTS: